Exhibit 10.1

CUSIP No. 008253AH9

CREDIT AGREEMENT

Dated as of April 30, 2013

among

AFFILIATED MANAGERS GROUP, INC.,
as Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent and Swingline Lender,

and

The Several Lenders
from Time to Time Parties Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

RBS CITIZENS, N.A.

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Joint Book Runners and Joint Lead Arrangers

CITIGROUP GLOBAL MARKETS INC.,
DEUTSCHE BANK SECURITIES INC.,
RBC CAPITAL MARKETS,
THE BANK OF NOVA SCOTIA,

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers

RBS CITIZENS, N.A. and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Co-Syndication Agents

CITIBANK, N.A.

DEUTSCHE BANK SECURITIES INC.,

ROYAL BANK OF CANADA

THE BANK OF NOVA SCOTIA

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents

i

(continued)

(continued)

(continued)

ANNEX
Annex I	—	Pricing Grid

SCHEDULES
Schedule I	—	Lender Commitments
Schedule 4.1	—	Financial Condition
Schedule 4.2	—	Certain Changes
Schedule 4.9	—	Taxes
Schedule 4.13	—	Subsidiaries and Other Ownership Interests
Schedule 7.7	—	Transactions with Affiliates
Schedule 10.2	—	Addresses

EXHIBITS
Exhibit A	—	Form of Note
Exhibit B	—	Form of Borrower Certificate
Exhibit C	—	Form of Opinion of Borrower’s Counsel
Exhibit D	—	Form of Assignment and Assumption
Exhibit E	—	Form of Confidentiality Agreement
Exhibit F	—	Terms and Conditions of Subordinated Indebtedness
Exhibit G	—	Form of Compliance Certificate
Exhibit H	—	Form of Borrowing Notice
Exhibit I	—	Form of Conversion/Continuation Notice
Exhibit J	—	Form of Joinder Agreement
Exhibit K	—	Forms of U.S. Tax Compliance Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of April 30, 2013, is among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement as lenders (collectively, the “Lenders”), and Bank of America, N.A. (“Bank of America”), as Administrative Agent.

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1.                         DEFINITIONS AND INTERPRETATION

1.1                               Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“ABR” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Loan” means a Loan that bears interest at a rate based upon the ABR.

“Acquisition” means the acquisition by the Borrower, directly or indirectly, of equity interests in an Investment Firm.

“Adjusted Consolidated EBITDA” means, for any Computation Period, Consolidated EBITDA for such Computation Period adjusted by giving effect on a pro forma basis to Acquisitions and dispositions completed during such Computation Period.

“Administrative Agent” means Bank of America in its capacity as administrative agent under this Agreement and the other Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Parties” is defined in Section 10.2(d).

“Aggregate Commitments” means the aggregate Commitments of all Lenders. The Aggregate Commitments are $1,250,000,000 as of the Closing Date.

“Agreement” means this Credit Agreement.

“Applicable Margin” means with respect to Eurodollar Loans and ABR Loans, from time to time, the rate per annum set forth under the headings “Applicable Margin for Eurodollar Loans” and “Applicable Margin for ABR Loans,” respectively, on Annex I based upon the Debt Rating.

“Arrangers” means collectively Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Citizens, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets(1), The Bank of Nova Scotia and Wells Fargo Securities, LLC, in their capacity as joint lead arrangers.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel.

“Available Commitment” means as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender’s Commitment over (b) the aggregate principal amount of all outstanding Revolving Loans made by such Lender plus, for all purposes other than Section 2.4(a), its Commitment Percentage of all outstanding Swingline Loans.

“Bank of America” is defined in the preamble and includes any successor thereto.

“Back-Up Indemnity Payment” is defined in Section 3.11(c)(i).

“Borrower” is defined in the preamble and includes any successor thereto.

“Borrower Materials” is defined in Section 6.2.

(1)  RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.2 or 2.8 as a date on which the Borrower requests the Lenders or the Swingline Lender to make Loans hereunder.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to the determination of the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Securities” means the “Preferred Securities” issued in connection with (and as defined in) the Capital Trust Indentures.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Capital Trust I” means AMG Capital Trust I, a special purpose Delaware statutory trust established by the Borrower, of which the Borrower holds all of the common securities and other securities having the power to vote generally.

“Capital Trust I Indenture” means the Indenture dated as of April 3, 2006 between the Borrower and U.S. Bank National Association, successor in interest to Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Debenture Trustee.

“Capital Trust II” means AMG Capital Trust II, a special purpose Delaware statutory trust established by the Borrower, of which the Borrower holds all of the common securities and other securities having the power to vote generally.

“Capital Trust II Indenture” means the Indenture dated October 17, 2007 between the Borrower and U.S. Bank National Association, successor in interest to Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Debenture Trustee.

“Capital Trust Indentures” means, collectively, the Capital Trust I Indenture and the Capital Trust II Indenture and any indentures issued in exchange for any of the foregoing or in addition to the foregoing so long as such indentures have economic terms consistent with and substantially similar to, the terms contained in the foregoing indentures.

“Capital Trusts” means, collectively, Capital Trust I, Capital Trust II and other similar special purpose vehicles established by the Borrower, of which the Borrower holds all of the common securities and other securities having the power to vote generally, which special purpose vehicle issues Capital Securities.

“Cash Equivalent” means, at any time, (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-1 or A-2 by S&P or P-1 or P-2 by Moody’s (or carrying an equivalent rating by an internationally-recognized rating agency), (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker’s acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions or money market deposit accounts that are issued or sold by, or maintained with, a commercial bank or financial institution incorporated under the laws of the United States, any state thereof or the District of Columbia which is rated at least A-1 or A-2 by S&P or P-l or P-2 by Moody’s (or carrying an equivalent rating by an internationally-recognized rating agency), (d) any repurchase agreement entered into with a commercial bank or financial institution meeting the requirements of clause (c) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial bank or financial institution thereunder, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank or financial institution meeting the requirements of clause (c), (f) any short-term (or readily marketable or immediately redeemable) investment in a structured investment vehicle, structured investment deposit or similar instrument with a financial strength rating of A by S&P or Moody’s or (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” means an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)                                 during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

“Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans to the Borrower hereunder and to participate in Swingline Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased or reduced from time to time in accordance with the provisions of this Agreement.

“Commitment Fee Rate” means, from time to time, the rate per annum set forth under the heading “Commitment Fee Rate” on Annex I based upon the Debt Rating.

“Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to nine decimal places) which such Lender’s Commitment then constitutes of the Aggregate Commitments (or, at any time after all Commitments shall have expired or terminated, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments).

“Commitment Period” means the period from and including the Closing Date to the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Computation Period” means each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means for any period the consolidated EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Interest Expense” means, for any period, the amount of interest expense of the Borrower and, to the extent payable out of Free Cash Flow (and not Operating Cash Flow) under the relevant Revenue Sharing Agreement, its Subsidiaries payable in cash on a consolidated basis, net of the portion thereof attributable to minority interests, for such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debt Rating” means, as of any date of determination, the ratings by the Rating Agencies of the Borrower’s non-credit-enhanced, senior unsecured long-term debt (or other similar corporate rating acceptable to the Administrative Agent); provided that (a)  (i) if the Borrower does not have any such rating issued by a Rating Agency, the Debt Rating applicable to Pricing Level 5 in the pricing grid attached as Annex 1 shall apply, (ii) if the Borrower shall have a rating for such debt issued by only one Rating Agency, then the Debt Rating shall be the rating issued by such Rating Agency, (iii) if the Borrower shall have ratings for such debt issued by only two of the three Rating Agencies, then the Debt Rating shall be determined by reference to each such rating in the manner set forth in clause (b) below and (iv) if the Borrower shall have ratings for such debt issued by each such Rating Agency, then the Debt Rating shall be determined by reference to the highest two ratings issued by such Rating Agencies in the manner set forth in clause (b) below, and (b) in the event that clauses (a)(iii) and (a)(iv) above apply, the Debt Rating shall be the ratings issued by the applicable Rating Agencies; provided that (i) if the respective ratings issued by the applicable Rating Agencies differ by one Pricing Level in the pricing grid attached as Annex 1, then the Debt Rating applicable to the Pricing Level for the higher of such two ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest) and (ii) if there is a split in the respective ratings issued by the applicable Rating Agencies of more than one Pricing Level, then the Debt Rating applicable to the Pricing Level that is one Level higher than the Pricing Level of the lower rating shall apply.  For the avoidance of doubt, the inclusion of multiple Debt Ratings within Pricing Level 4 is intended as an exception to clause (i) of the second proviso in the preceding sentence, such that a split in Debt Ratings among those that are specified in Pricing Level 4 shall still entitle the Borrower to the pricing indicated in Pricing Level 4.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate” means (a) except as provided in clause (b) below, an interest rate equal to (i) the ABR plus (ii) the Applicable Margin, if any, applicable to ABR Loans plus (iii) 2% per annum; and (b) with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to (i) the Eurodollar Rate applicable to such Loan plus (ii) the Applicable Margin applicable to Eurodollar Loans plus (iii) 2% per annum.

“Defaulting Lender” means, subject to Section 3.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Revolving Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in good faith in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Loan hereunder and states in good faith that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Swingline Lender and each other Lender promptly following such determination.

“Designated Indebtedness” is defined in paragraph (f) of the definition of “Total Indebtedness”.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Dollars” and “$” mean lawful currency of the United States.

“EBITDA” means, for any Person for any period, the amount equal to the sum of (without duplication) (a) its net income before taxes (net of the portion thereof attributable to non-controlling interests, including any non-controlling interests in any partnership), plus (b) to the extent deducted in determining its net income, (i) its interest expense (including capitalized interest expense), (ii) its depreciation expense, (iii) its amortization expense, (iv) its non-cash asset impairment expense, (v) its Non-Cash Based Compensation Costs, and (vi) other non-cash gains or losses (provided that if any such non-cash losses referred to in this clause (vi) of this clause represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent), minus (c) to the extent included in determining net income of the Borrower, income of any entity in which the Borrower or any Subsidiary has a minority interest, unless either (i) such income has been received by the Borrower or a Subsidiary in cash (by way of dividend, distribution or otherwise) on or prior to the date the Compliance Certificate for such fiscal period is required to be delivered (or, if earlier, actually delivered) or (ii) to the extent the payment of such income has not been received in cash, (A) such payment is contractually obligated to be paid to the Borrower or a Subsidiary pursuant to a Revenue Sharing Agreement (or otherwise), and (B) such payment is not overdue.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.6(b) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Environmental Law” means any Federal, state, local or foreign statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement or governmental restriction relating to pollution or the protection of the environment or the release of any material into the environment, including any of the foregoing related to hazardous substances or wastes, air emissions or discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Base Rate” means:

(a)                                 with respect to a Eurodollar Loan, for any Interest Period, the rate per annum equal to (i) the British Bankers Association LIBOR rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b)                                 for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Loan” means a Loan that bears interest at a rate based upon the Eurodollar Rate.

“Eurodollar Rate” means, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any particular Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means any of the events specified in Section 8.1.

“Excluded Intercompany Indebtedness” means, (i) Indebtedness owed by the Borrower or any Subsidiary to a Wholly-Owned Subsidiary or the Borrower and (ii) up to an aggregate amount of $50,000,000 of Indebtedness owed by the Borrower or any Subsidiary to any Subsidiary that is not a Wholly-Owned Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.14) or (ii) such Recipient changes its Lending Office, except in each case to the extent that, pursuant to Section 3.11(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.11(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of November 3, 2011, among the Borrower, the lenders from time to time party thereto, Bank of America, as administrative agent, and the other agents and arrangers from time to time party thereto, as the same may be amended, restated and otherwise modified from time to time.

“Existing Term Credit Agreement” means that certain Term Credit Agreement, dated as of November 3, 2011, among the Borrower, the lenders from time to time party thereto, Bank of America, as administrative agent, and the other agents and arrangers from time to time party thereto, as the same may be amended, restated and otherwise modified from time to time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, (i) that certain fee letter, dated as of March 11, 2013, by and among Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Borrower and (ii) each other fee letter entered into between, respectively, the Borrower and each other Arranger.

“Financial Statements” is defined in Section 4.1.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fitch” means Fitch, Inc., doing business as Fitch Ratings.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Free Cash Flow” means, without duplication, distributions due and payable directly or indirectly to the Borrower (in the case of indirect ownership by the Borrower through Subsidiaries with third-party shareholders, giving effect to the allocable share of the Borrower) by and from an Investment Firm under the Revenue Sharing Agreement applicable to such Investment Firm, including the Borrower’s direct or indirect allocated share of “Free Cash Flow” or “Owners’ Allocation” as such terms are defined in certain Revenue Sharing Agreements.

“Fronting Exposure” means, at any time there is a Lender that is a Defaulting Lender, with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Funds” means the collective reference to all Investment Companies and other investment accounts or funds (in whatever form and whether personal or corporate) for which any Subsidiary or Investment Firm provides advisory, management or administrative services.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in any such case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increase Effective Date” is defined in Section 2.3(c).

“Increasing Lender” is defined in Section 2.3(b).

“Indebtedness” means, as to any Person at any date and without duplication, all of the following, whether or not included as Indebtedness or liabilities in accordance with GAAP: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar facilities issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations (valued, at such date, in accordance with the Borrower’s customary practices, as approved by its independent certified public accountants), (g) all Guarantee Obligations of such Person in respect of any Indebtedness (as defined above) of any other Person, and (h) all Indebtedness (as defined above) of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

For purposes of the foregoing definition (including for purposes of Section 7.1, Section 7.2 and Section 7.3(h)), (A) with regard to a Subsidiary, the term “Indebtedness” shall include only a percentage of Indebtedness incurred by such Subsidiary equal to the percentage of the Borrower’s direct and indirect ownership interest in such Subsidiary and (B) with regard to the Borrower or any Subsidiary, the term “Indebtedness” shall include, after any reduction in accordance with the foregoing clause (A), only a percentage of Indebtedness incurred by the Borrower or such Subsidiary and owed to another Subsidiary that is not a Wholly-Owned Subsidiary equal to the percentage of the minority interest not owned, directly or indirectly, by the Borrower.  For the avoidance of doubt, the term “Indebtedness” shall not include (i) Synthetic Lease Obligations, (ii) any Guarantee Obligations in respect of Synthetic Lease Obligations, or (iii) any liabilities secured by any Lien in connection with Synthetic Lease Obligations.

The term “Indebtedness” shall not include contingent obligations to make payments under affiliate equity interest purchases, put or call rights, or operating agreements entered into in the ordinary course of business, consistent with past practices of the Borrower and its Subsidiaries, unless (A) such payment has become due and payable and (B) any of (x) such payment is secured by any Lien on assets of the Borrower, (y) such payment is to be made by a Subsidiary, or (z) such payment is not made within five (5) Business Days of when due.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” is defined in Section 10.5(b).

“Interest Payment Date” means (a) as to any ABR Loan, (i) the last Business Day of each March, June, September and December and (ii) the last day of the Commitment Period and, (b) as to any Eurodollar Loan, (i) the last day of each Interest Period therefor, (ii) if any Interest Period is longer than three months, each three-month anniversary of the first day of such Interest Period, (iii) the date of any prepayment thereof and (iv) the last day of the Commitment Period.

“Interest Period” means, with respect to any Eurodollar Loan:

(i)                                     initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week or one, two, three or six months thereafter (or such other period as is requested by the Borrower and consented to by all Lenders and the Administrative Agent), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii)                                  thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one week or one, two, three or six months thereafter (or such other period as is requested by the Borrower that is twelve months or less and consented to by all Lenders and the Administrative Agent), as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that the foregoing provisions relating to Interest Periods are subject to the following:

(1)                                 if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)                                 the Borrower may not select any Interest Period that would extend beyond the scheduled Termination Date; and

(3)                                 unless otherwise agreed by the Borrower, all Lenders and the Administrative Agent, any Interest Period (other than a one week Interest Period) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the appropriate subsequent calendar month.

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Company” means an “investment company” as such term is defined in the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Firm” means any Subsidiary or other Person engaged, directly or indirectly, primarily in the business (the “Investment Management Business”) of providing investment advisory, management, distribution or administrative services to Funds (or investment accounts or funds which will be included as Funds after the Borrower acquires a direct or indirect interest in such other Person) and in which the Borrower, directly or indirectly, has purchased or otherwise acquired, or has entered into an agreement to purchase or otherwise acquire, Capital Stock or other interests entitling the Borrower, directly or indirectly, to a share of five percent (5.00%) or more of the revenues, earnings or value thereof.

“Investment Management Business” is defined in the definition of “Investment Firm.”

“Joinder Agreement” is defined in Section 2.3(b).

“Junior Subordinated Debentures” means (a) the 5.10% Junior Subordinated Convertible Debentures due April 15, 2036 issued by the Borrower to the Capital Trust I and (b) the 5.15% Junior Subordinated Convertible Debentures due October 15, 2037 issued by the Borrower to the Capital Trust II in each case in exchange for the proceeds of the issuance of the Capital Securities and certain related common trust securities and (c) any debentures issued in exchange for any of the foregoing or in addition to the foregoing so long as such debentures have economic terms consistent with and substantially similar to, the terms contained in the foregoing debentures.

“Lenders” is defined in the preamble (and, unless the context requires otherwise, such term includes the Swingline Lender).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Leverage Ratio” means, as of any date, the ratio of (a) the remainder of Total Indebtedness minus all (but not more than $50,000,000) consolidated unrestricted cash and Cash Equivalents of the Borrower (for the avoidance of any doubt, proceeds of any Designated Indebtedness will not be included in the deduction of cash and Cash Equivalents of the Borrower), in each case as of such date, to (b) Adjusted Consolidated EBITDA for the Computation Period ending on (or, if such date is not the last day of a Computation Period, most recently prior to) such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease or synthetic lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, any Notes and the Fee Letters.

“Loan Parties” means the Borrower.

“Loans” means as applicable, and as the context may require, either (a) a Revolving Loan or a Swingline Loan or (b) collectively, the Revolving Loans and the Swingline Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party or (c) the validity or enforceability against the Borrower of any Loan Document to which it is a party or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Subsidiary” means, at any time, Subsidiaries of the Borrower which, together with their respective Subsidiaries, individually or in the aggregate, (a) contribute at least ten percent (10%) of the Consolidated EBITDA of the Borrower and its Subsidiaries for the Computation Period most recently ended or (b) constitute at least ten percent (10%) of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the most recently ended fiscal quarter.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Cash Based Compensation Costs” means for any period, the amount of non-cash expense or costs computed under FAS 123R and related interpretations, which relate to the issuance of interests in the Borrower, any Subsidiary or any Investment Firm.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” is defined in Section 2.6(e).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, or any other document made, delivered or given in connection therewith, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Cash Flow” means either “Operating Cash Flow” or “Operating Allocation” as defined in the relevant Revenue Sharing Agreement; provided that if such term is not defined in any Revenue Sharing Agreement, Operating Cash Flow shall mean all revenues other than Free Cash Flow (as defined in this Agreement) for the applicable Investment Firm.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, or other transfer (other than an assignment made pursuant Sections 3.14(a)(i) or (ii)).

“Participant Register” is defined in Section 10.6(d).

“Participants” is defined in Section 10.6(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” is defined in Section 6.2.

“Public Lender” is defined in Section 6.2.

“Rating Agencies” means S&P, Moody’s and Fitch.

“Recipient” means the Administrative Agent, any Lender, the Swingline Lender or any Arranger.

“Refunded Swingline Loans” is defined in Section 2.8(b).

“Refunding Date” is defined in Section 2.8(c).

“Register” is defined in Section 10.6(c).

“Regulation U” means Regulation U of the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing, in the aggregate, more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan that such Defaulting Lender has failed to fund that has not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender in making such determination.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means each of the chief executive officer, the president, the chief financial officer, the secretary, any executive vice president, any senior vice president or any vice president of the Borrower or, with respect to financial matters, the chief executive officer, the president, the senior financial officer, any senior vice president or treasurer of the Borrower, in each case acting singly.

“Revenue Sharing Agreement” means each agreement entered into by the Borrower or a Subsidiary with an Investment Firm pursuant to which a specified percentage of the revenue or profits of such Investment Firm is distributed among such Investment Firm’s partners, shareholders or members, pro rata in accordance with such partners’, shareholders’ or members’ ownership percentages in such Investment Firm (such percentage being referred to in certain Revenue Sharing Agreements as “Free Cash Flow” or “Owners’ Allocation”), or any other agreement providing for the distribution of income, revenue, profits or assets of an Investment Firm.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Swingline Loans at such time.

“Revolving Loans” is defined in Section 2.1(a).

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Securities Acts” means the Securities Act of 1933 and the Securities Exchange Act of 1934.

“Shareholder Asset Sale” means any transfer or issuance of the Capital Stock of any Investment Firm or any Subsidiary to (x) one or more partners, officers, directors, shareholders, employees or members (or any entity owned or controlled by one or more of such Persons) of an Investment Firm which is a Subsidiary or in which the Borrower or a Subsidiary has an ownership interest or (y) any Person that shall become a partner, officer, director, shareholder, employee or member (or any entity owned or controlled by one or more of such Persons) of any such Investment Firm or Subsidiary upon the consummation of such transfer; provided that (a) any such transfer is entered into in the ordinary course of business pursuant to the buy/sell arrangements of affiliate equity interests entered into in the ordinary course of business, consistent with past practices of the Borrower and (b) with respect to any transfer of Capital Stock of a Subsidiary, (i) if prior to such event the Borrower owned, directly or indirectly, in excess of 50% of the Capital Stock of such Subsidiary, then after such event the Borrower shall continue to own, directly or indirectly, in excess of a 50% ownership interest in such Subsidiary, or (ii) if prior to such event the Borrower (whether directly or through a Wholly-Owned Subsidiary) was the managing member or general partner (or a Person with similar rights and obligations) of such Subsidiary, the Borrower (whether directly or through a Wholly-Owned Subsidiary) shall continue to be the managing member or general partner (or a Person with similar rights and obligations) of such Subsidiary.

“Subordinated Payment Obligation” means any unsecured note evidencing Indebtedness or other obligations issued to a seller in connection with an Acquisition of an Investment Firm or in connection with an increase of the Borrower’s direct or indirect ownership interest in an Investment Firm, in each case as permitted hereunder, (i) for which the Borrower is directly, primarily or contingently liable, (ii) the payment of the principal of and interest on which and other obligations of the Borrower in respect of which are subordinated to the prior payment in full of the principal of and interest (including post petition interest whether or not allowed as a claim in any proceeding) on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders hereunder, and (iii) which has (or is subject to) terms and conditions that are generally consistent with the terms and conditions of subordination set forth in Exhibit F (with any variation to such terms and conditions that is adverse to the Lenders being subject to approval by the Administrative Agent) or otherwise satisfactory in form and substance to the Required Lenders.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, however, that in no event shall a Fund constitute a “Subsidiary”.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swingline Amount” means the lesser of $15,000,000 and the aggregate amount of the Commitments.

“Swingline Lender” means Bank of America in its capacity as the lender of the Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loans” is defined in Section 2.7(a).

“Swingline Participation Amount” is defined in Section 2.8(c).

“Synthetic Lease Obligation” means the monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means April 30, 2018.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Indebtedness” means, at any time, the sum of the aggregate principal amount (including capitalized interest) of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis (including the Loans and purchase money obligations); provided that Total Indebtedness shall not include:

(a)                                 Subordinated Payment Obligations;

(b)                                 net obligations under interest rate, commodity, foreign currency or financial market swaps, options, futures and other hedging obligations;

(c)                                  80% of the Junior Subordinated Debentures;

(d)                                 to the extent of the amount of cash collateral provided therefor, obligations in respect of letters of credit;

(e)                                  Indebtedness of entities in which the Borrower or any Subsidiary of the Borrower owns a minority interest so long as neither the Borrower nor any Subsidiary of the Borrower has guaranteed or otherwise become liable for such Indebtedness; and

(f)                                   Indebtedness (“Designated Indebtedness”) (limited to the portion thereof which would otherwise be included within Total Indebtedness and limited to the time periods set forth below) which is incurred by the Borrower for the purpose (as communicated to the Administrative Agent) of: (i) redeeming, repaying, repurchasing, retiring or otherwise refinancing other Indebtedness of the Borrower which is stated to mature or become callable within twelve (12) months after the incurrence of such Designated Indebtedness (or equity in any Capital Trust that holds Junior Subordinated Debentures issued by the Borrower to such Capital Trust, which equity is stated to mature or become callable within twelve (12) months after the incurrence of such Designated Indebtedness); (ii) purchasing (by tender or other arrangements) other Indebtedness (or equity in any Capital Trust that holds Junior Subordinated Debentures issued by the Borrower to such Capital Trust) of the Borrower within six (6) months of the incurrence of such Designated Indebtedness; or (iii) financing a portion of the purchase price for a publicly announced acquisition for which a binding acquisition agreement has been entered into and which is reasonably expected to occur within the next six (6) months, so long as: (A) in each case, (1) the proceeds thereof are maintained in escrow with the Administrative Agent or an affiliate of an Arranger (pursuant to escrow arrangements reasonably satisfactory to the Administrative Agent) and (2) such proceeds would only be released from such escrow to be applied to such redemption, repayment, repurchase, retirement, refinancing, purchase, or acquisition (or, in the event such transaction is not consummated, to repay such Designated Indebtedness), and (B) in the case of any such Designated Indebtedness related to an acquisition, (1) such Designated Indebtedness may be prepaid by the Borrower in the event the acquisition is not consummated and (2) such Designated Indebtedness shall only be so excluded until the earliest to occur of (x) six (6) months after the incurrence thereof, (y) the date on which such acquisition is consummated, or (z) fifteen (15) days after it is determined that such acquisition shall not be consummated.

“Tranche” means the collective reference to Eurodollar Loans having Interest Periods that began or will begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Type” means, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.11(e)(ii)(B)(III).

“Wholly-Owned Subsidiary” means any Subsidiary all of the Capital Stock of which is owned, directly or indirectly, by the Borrower; provided that any Subsidiary shall be deemed a Wholly-Owned Subsidiary if at least 90% of the Capital Stock of such Subsidiary is owned, directly or indirectly, by the Borrower and any other Capital Stock of such Subsidiary is owned by the current or former management of the Borrower.

1.2                               Other Definitional and Interpretive Provisions.  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

(b)                                 When used with reference to a period of time, the word “from” means “from and including” and the word “to” means “to but excluding”.

(c)                                  The term “including” is not limiting and means “including but not limited to.”

(d)                                 Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions and rules consolidating, amending, replacing, supplementing or interpreting such statute or regulation; and (iii) references to “fiscal year” and “fiscal quarter” mean the relevant fiscal period of the Borrower.

(e)                                  Section, subsection, clause, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(f)                                   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3                               Accounting Terms.

(a)                                 All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2012 and the related audited consolidated statements of income and of cash flows for the fiscal year ended on such date, audited by PricewaterhouseCoopers LLP, except as otherwise specifically prescribed herein.

(b)                                 If at any time any change in GAAP would affect the computation of any financial ratio or other requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or other requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 2.                         AMOUNT AND TERMS OF COMMITMENTS; SWINGLINE LOANS

2.1                               Revolving Loans.

(a)                                 Subject to the terms and conditions hereof (i) each Lender severally agrees to make revolving credit loans (“Revolving Loans”) (provided that any repricing or conversion of an outstanding Revolving Loan shall not be considered a making of a Revolving Loan) to the Borrower from time to time during the Commitment Period, in each case, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Commitment; provided that no Lender shall be obligated to make a Revolving Loan if, after giving effect to the making of such Revolving Loan, such Lender’s Available Commitment would be less than zero Dollars ($0).  During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b)                                 The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.3.

2.2                               Procedure for Borrowing Revolving Loans.  The Borrower may borrow Revolving Loans during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable written notice, in substantially the form of Exhibit H (or any other form reasonably acceptable to the Administrative Agent), which may be given by telephone (promptly confirmed in writing), facsimile or electronic mail. Each such notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, if all of the requested Revolving Loans are to be initially ABR Loans, in each case specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Periods for such Eurodollar Loans.  Each borrowing of ABR Loans (other than Swingline Loans pursuant to Section 2.8) shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000, and each borrowing of Eurodollar Loans shall be in an amount equal to $5,000,000 or a higher integral multiple of $1,000,000.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s Office prior to 1:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.  The failure of any Lender to make a Revolving Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation to make available its share of such borrowing.

2.3                               Increase of Commitments.  (a)  From and after the Closing Date, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments; provided that the aggregate amount of all increases in the Aggregate Commitments in effect on the date hereof pursuant to this Section 2.3(a) shall not exceed $500,000,000.

(b)                                 Each increase in the Aggregate Commitments pursuant to Section 2.3(a) may be provided by the Lenders or Eligible Assignees designated by the Borrower that are willing to provide such increase (together with any existing Lender participating in any such increase, each, an “Increasing Lender”) and to become Lenders pursuant to a joinder agreement substantially in form of Exhibit J (a “Joinder Agreement”), pursuant to which such Increasing Lender shall become a party to this Agreement; provided that any such increases shall be in a minimum amount of $10,000,000 or a higher integral multiple of $1,000,000.  Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder.

(c)                                  If the Aggregate Commitments are increased in accordance with this Section 2.3, the Administrative Agent and the Borrower shall determine (i) the effective date (the “Increase Effective Date”), and (ii) the final allocation of such increase and Schedule I attached hereto shall be automatically updated to reflect the same.  The Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.

(d)                                 As a condition precedent to such increase, (i) no Default or Event of Default shall exist, and (ii) the Borrower shall (1) deliver to the Administrative Agent (A) a Joinder Agreement executed by the Borrower and the applicable Lender(s), and (B) a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (y) certifying that, before and after giving effect to such increase no Default or Event of Default exists and (2) pay any fees to the applicable Persons.  On the applicable Increase Effective Date, the Commitment of each Increasing Lender shall be increased by the amount offered by (or, if applicable, allocated to) such Increasing Lender and the Aggregate Commitments shall be increased (and the Commitment Percentages adjusted) accordingly.

(e)                                  Any increase in the Aggregate Commitments shall be made on the same terms (including, without limitation, interest terms, payment terms and maturity terms), and shall be subject to the same conditions as existing Commitments (it being understood that customary arrangement or commitment fees payable to one or more Arrangers or Increasing Lenders, as the case may be, may be different from those paid with respect to the Commitment of the Lenders on or prior to the Closing Date or with respect to any other Increasing Lender in connection with any other increase in the Aggregate Commitments pursuant to this Section 2.3).  This Section 2.3 shall supersede any provisions in Section 3.8 or 10.1 to the contrary.

(f)                                   The Administrative Agent and the Lenders shall make Revolving Loans and/or repay Revolving Loans as necessary to cause the outstanding Revolving Loans to reflect each Lender’s Commitment Percentage after giving effect to any increase pursuant to this Section 2.3; provided that the parties hereto agree that, notwithstanding any other provision of this

Agreement, the Administrative Agent, the Borrower, each Increasing Lender and each other Lender, as applicable, may make arrangements reasonably satisfactory to such parties to cause an Increasing Lender to temporarily hold risk participations in the Revolving Loans of the other Lenders (rather than fund its Commitment Percentage of all outstanding Revolving Loans concurrently with the applicable increase) with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Aggregate Commitments.  The Borrower acknowledges that if (despite any arrangements established pursuant to the foregoing sentence), as a result of a non-pro-rata increase in the Aggregate Commitments, any Eurodollar Loans must be prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor, then such prepayment or conversion shall be subject to the provisions of Section 3.12.

2.4                               Fees.

(a)                                 Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee during each day of the Commitment Period, computed at the Commitment Fee Rate on the actual amount of the Available Commitment of such Lender (subject to adjustment as provided in Section 3.15) for each day during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date.

(b)                                 Other Fees.  (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.5                               Termination or Reduction of Commitments.

(a)                                 Optional.  The Borrower shall have the right, upon not less than five Business Days’ notice to the Administrative Agent, to terminate the Aggregate Commitments or, from time to time, to reduce the Aggregate Commitments to an amount that is not less than the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans.  Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Aggregate Commitments then in effect; provided that no such reduction of Commitments shall reduce the Swingline Amount unless (i) otherwise specified by the Borrower or (ii) the Aggregate Commitments are reduced to an amount less than the Swingline Amount, in which case the Swingline Amount shall be reduced to an amount equal to the Aggregate Commitments (after giving effect to such reduction). Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.  Any optional reduction of the Aggregate Commitments shall be applied to each Lender’s Commitment, ratably according to its Commitment Percentage represented thereby.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(b)                                 Mandatory.  The Commitment of each Lender shall automatically terminate and shall be reduced to zero Dollars ($0) on the Termination Date.

2.6                               Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the last day of the Commitment Period.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)                                  The Administrative Agent shall maintain the Register pursuant to Section 10.6(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount and Type of each Loan made hereunder and each Interest Period for each Eurodollar Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)                                 The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.  Notwithstanding anything to the contrary in this Section 2.6, the Borrower, the Administrative Agent and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement pursuant to the terms of Section 10.6(c).

(e)                                  The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will sign and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a “Note”).

2.7                               Swingline Loans.

(a)                                 Subject to the terms and conditions hereof, the Swingline Lender may (in its sole and absolute discretion), in reliance upon the agreements of the other Lenders set forth in Section 2.8, make swingline loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Amount and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Commitments would be less than zero Dollars ($0).  During the Commitment Period, the Borrower may borrow, repay, and reborrow Swingline Loans, subject to the agreement of the Swingline Lender and in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary herein, all Swingline Loans shall be ABR Loans.

(b)                                 The Borrower shall repay all outstanding Swingline Loans on the last day of the Commitment Period.

2.8                               Procedure for Swingline Borrowing and Prepayment; Refunding of Swingline Loans.

(a)                                 Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender and the Administrative Agent irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period).  Each Swingline Loan shall be in an amount equal to $500,000 or a higher integral multiple of $50,000.  Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:15 p.m., New York City time, on the proposed Borrowing Date (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in Section 2.7(a)(ii) or (B) that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may (in its sole and absolute discretion), not later than 3:00 p.m., New York City time, on the proposed Borrowing Date, make available to the Administrative Agent at the Administrative Agent’s Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender.  The Administrative Agent shall make the proceeds of any such Swingline Loan available to the Borrower by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b)                                 The Swingline Lender may, at any time and from time to time in its sole and absolute discretion, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to act on its behalf), request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan (which shall be an ABR Loan), in an amount equal to such Lender’s Commitment Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Such request shall be made in writing and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Revolving Loans.  Each Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. New York City time, on the Borrowing Date specified by the Swingline Lender.  The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.  The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c)                                  If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.8(b), one of the events described in Section 8.1(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Administrative Agent in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.8(b), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.8(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Lender’s Commitment Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans, as may be adjusted pursuant to Section 3.15.

(d)                                 Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata share of the aggregate funded Swingline Participation Amounts of all Lenders) if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due; provided that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)                                  Each Lender’s obligation to make the Revolving Loans referred to in Section 2.8(b) and to purchase participating interests pursuant to Section 2.8(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the existence of a Default or the failure to satisfy any of the other conditions specified in Section 5.2; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.9                               Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Swingline Loans and to make payments pursuant to Section 10.5(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.5(c).

SECTION 3.                         GENERAL PROVISIONS APPLICABLE TO THE LOANS

3.1                               Optional Prepayments.

(a)                                 Revolving Loans.  The Borrower may at any time and from time to time prepay the Revolving Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent, at least three Business Days’ prior to the date of prepayment if all or any part of the Revolving Loans to be prepaid are Eurodollar Loans, and at least one Business Day prior to the date of prepayment if all of the Loans to be prepaid are ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 3.12.  Partial prepayments of ABR Loans (other than Swingline Loans) shall be in an aggregate principal amount of $1,000,000 or a higher integral multiple of $100,000, and partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or a higher integral multiple of $1,000,000.

(b)                                 Swingline Loans.  The Borrower may from time to time prepay Swingline Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent and the Swingline Lender not later than 1:15 p.m., New York City time on the date of prepayment, specifying the date and amount of prepayment.  Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $500,000 or a higher integral multiple of $50,000, and after giving effect to any such prepayment the aggregate principal amount of all Swingline Loans shall not be less than $500,000.

3.2                               Mandatory Prepayments.  If at any time the aggregate principal amount of the Revolving Loans and the Swingline Loans exceed the Aggregate Commitments, the Borrower shall immediately prepay Loans in the amount of such excess.  All prepayments of Loans pursuant to this Section 3.2 shall be made without premium or penalty (but shall be subject to Section 3.12) and shall be accompanied by accrued and unpaid interest on the principal amount being prepaid.  All such prepayments shall be applied as directed in writing by the Borrower or, in the absence of such direction, first, to prepay Swingline Loans until the Swingline Loans are paid in full, second, to prepay Revolving Loans that are ABR Loans until such Revolving Loans are paid in full and, third, to prepay Revolving Loans that are Eurodollar Loans until such Loans are paid in full.

3.3                               Conversion and Continuation Options.  (a)  The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable written notice, substantially in the form of Exhibit I, of such election; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans (other than ABR Loans which are Swingline Loans) to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable written notice, substantially in the form of Exhibit I, of such election.  Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor.

Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.  All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein; provided that (x) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (y) no Swingline Loan may be converted to a Eurodollar Loan.

(b)                                 Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving written notice, substantially in the form of Exhibit I, to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that the Required Lenders have determined that such a continuation is not appropriate; and provided, further, that (i) if the Borrower fails to give such notice or if such continuation is not permitted, then such Eurodollar Loan shall be automatically converted to an ABR Loan on the last day of such then expiring Interest Period and (ii) if the Borrower gives a notice of continuation but fails to specify the applicable Interest Period, then the Borrower shall be deemed to have requested a one-month Interest Period.

3.4                               Minimum Amounts and Maximum Number of Tranches.  All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a higher integral multiple of $1,000,000.  In no event shall there be more than 10 Tranches of Eurodollar Loans outstanding at any time.

3.5                               Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

(b)                                 Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin; provided that so long as the Lenders have not been required to purchase participations in Swingline Loans pursuant to Section 2.8(c), Swingline Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin minus the Commitment Fee Rate.

(c)                                  If any amount payable by the Borrower under any Loan Document is not paid when due (after any applicable grace period), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.  Furthermore, upon the request of the Required Lenders, at any time an Event of Default exists, the Borrower shall pay interest on the Loans at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(d)                                 Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 3.5(c) shall be payable from time to time on demand.

3.6                               Computation of Interest and Fees.  (a)  Interest based on the ABR (including the ABR determined by reference to the Eurodollar Rate) shall be calculated on the basis of a year of 365 (or, if applicable, 366) days and for the actual number of days elapsed.  All other interest and all fees shall be calculated on the basis of a year of 360 days and for the actual number of days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in the ABR or the Eurodollar Reserve Percentage.

(b)                                 Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.5(a).

3.7                               Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a)                                 the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b)                                 the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by the Required Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof, to the Borrower and the Lenders as soon as practicable thereafter.  If such notice is given, (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans, (iii) any outstanding Eurodollar Loans that were to be continued on the first day of such Interest Period shall be converted to ABR Loans and (iv) in the event of a determination described in this Section with respect to the Eurodollar Rate component of the ABR, the utilization of the Eurodollar Rate component in determining the ABR shall be suspended.  Until such notice has been withdrawn by the Administrative Agent (x) no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans, and (y) to the extent applicable, the ABR shall be determined by the Administrative Agent without reference to the Eurodollar Rate component of the ABR.

3.8                               Pro Rata Treatment and Payments.  (a)  Except as provided in Sections 2.3, 3.8(c) or otherwise as expressly provided herein, each borrowing by the Borrower from the Lenders hereunder (other than borrowings of Swingline Loans), each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.  Subject to Sections 2.3, 3.8(c) or otherwise as expressly provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders; provided that payments in respect of Swingline Loans that have not been refunded with Revolving Loans pursuant to Section 2.8(b) shall be for the account of the Swingline Lender only (subject to the Swingline Lender’s obligation to share with any participants in the Swingline Loans).  All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders at the Administrative Agent’s Office, in Dollars and in immediately available funds (and funds received after that time shall be deemed to have been received on the next succeeding Business Day).  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt (and if such payment is received prior to 12:00 noon, on the same day) in like funds as received.  If any payment hereunder becomes due and payable on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

(b)                                 Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, for the period from such Borrowing Date until such Lender makes such amount available to the Administrative Agent in immediately available funds, at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive in the absence of manifest error.  If such Lender’s portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

(c)                                  The provisions of Section 3.8(a) shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application and reallocation of funds arising from the existence of a Defaulting Lender as set forth in Section 3.15) or any non-pro rata reduction in Commitments expressly contemplated herein, or (y) the reallocation of Commitment Percentages and the acquisition, refinancing or funding of participations in Swingline Loans made pursuant to Section 3.15(a)(iv).

3.9                               Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Loans whose interest is determined by reference to the Eurodollar Rate as contemplated by this Agreement, (a) (i) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (ii) the interest rate on ABR Loans which is determined by reference to the Eurodollar Rate component of the ABR, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the ABR and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.12.

3.10                        Requirements of Law.  (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)                                     shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)                                  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)                               shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender in good faith deems to be material, of agreeing to make or maintain, or of making, converting into, continuing or maintaining, any Loan the interest on which is determined by reference to the Eurodollar Rate or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly (and in any event within 10 days after receipt of a certificate in accordance with Section 3.10(c)) pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

(b)                                 If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender in good faith to be material, then the Borrower shall promptly (and in any event within 10 days after receipt of a certificate in accordance with Section 3.10(c)), pay to such Lender such additional amount or amounts as will fairly compensate such Lender for such reduction in the return on capital.

(c)                                  If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.10, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided that no additional amount shall be payable under this Section 3.10 for a period longer than nine months prior to such notice to the Borrower.  A certificate as to any additional amounts payable pursuant to this Section 3.10 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The agreements in this Section 3.10 shall survive for a period of one year after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.  In determining whether to make a claim, and calculating the amount of compensation, under this Section 3.10, each Lender shall apply standards that are not inconsistent with those generally applied by such Lender in similar circumstances.

It is understood and agreed that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Requirements of Law relating thereto, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto, and (ii) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, for all purposes of this Agreement, be deemed to be adopted subsequent to the Closing Date.

3.11                        Taxes.

(a)                                 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                     Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws.  If any applicable laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Borrower or the Administrative Agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.11) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                               If the Borrower or the Administrative Agent shall be required by any applicable laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, to the extent required by such laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.11) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above and without duplication of other amounts payable by the Borrower under this Section 3.11, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Tax Indemnifications.

(i)                                     The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.11(c)(ii) below.  To the extent that the Borrower makes an indemnity payment to the Administrative Agent pursuant to the preceding sentence (a “Back-Up Indemnity Payment”) on account of any obligation of any Lender under clauses (y) and (z) of Section 3.11(c)(ii) below, the Administrative Agent shall (subject to any internal policy limitations and applicable law and to the extent any such action is not adverse to the interests of the Administrative Agent (as determined by the Administrative Agent, in its reasonable discretion)) use reasonable efforts to exercise its set-off rights described in the last sentence of Section 3.11(c)(ii) below to collect the applicable Back-Up Indemnity Payment amount from the applicable Lender (to the extent that (A) such Lender has not already reimbursed the Administrative Agent for such amounts and (B) the Administrative Agent shall have received payment in full of all amounts required under Section 3.11(c)(ii) below with respect to such Lender) and shall pay the amount so collected (and/or received from the applicable Lender) to the Borrower net of any reasonable expenses incurred by the Administrative Agent in its efforts to collect (through set-off or otherwise) such amounts from such Lender.  Each Lender authorizes the Administrative Agent to effect such set-off and to make such payment to the Borrower.

(ii)                                  Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)                                 Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.11, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.11(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender  (it being understood that a Lender’s provision of any information that, at the time such information is being provided, is required by any U.S. federal income tax withholding form that such Lender is otherwise required to complete pursuant to this Section 3.11(e), shall not be considered prejudicial to the position of such Lender).

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; provided, however, that if the Lender is a disregarded entity for U.S. federal income tax purposes, it shall provide the appropriate withholding form of its owner (together with appropriate supporting documentation);

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              executed originals of IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)                          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9 certifying that such beneficial owner is exempt from U.S. federal backup withholding tax, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.11 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)                                   Treatment of Certain Refunds.  Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.11, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)                                  Additional Amounts.  If the Administrative Agent or any Lender becomes entitled to claim any additional amounts from the Borrower pursuant to this Section 3.11, it shall promptly notify the Borrower (with, in the case of a Lender, a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided that additional amounts shall only be payable by the Borrower under this Section 3.11 if the Borrower receives written notice from a Lender or the Administrative Agent within nine (9) months of the Administrative Agent or such Lender first having knowledge of such additional amounts; provided, however, that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.

(h)                                 Survival.  Each party’s obligations under this Section 3.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender.  The agreements in this Section 3.11 shall survive for a period of one year after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.12                        Indemnity.  The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnity shall be limited to an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so prepaid, borrowed, converted or continued, for the period from the date of such prepayment or of such failure to prepay, borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.13                        Change of Lending Office.  Each Lender agrees that if it makes any demand for payment under Section 3.10, or requires the Borrower to pay any Indemnified Taxes, or if any adoption or change of the type described in Section 3.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be unreasonably disadvantageous to it, as determined in its reasonable sole discretion) to designate a different Lending Office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section

3.10 or 3.11, or would eliminate or reduce the effect of any adoption or change described in Section 3.9.

3.14        Replacement of Lenders.  (a)  If any Lender (i) makes any demand for payment under Section 3.10 or requires the Borrower to pay any Indemnified Taxes, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.13, (ii) becomes subject to an event described in Section 3.9 and such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.13, (iii) does not consent to a proposed amendment or supplement to, or waiver of or other modification of, this Agreement that (A) requires the approval of all Lenders (or all affected Lenders) and (B) has been approved by the Required Lenders, or (iv) is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.10 and 3.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(1)  the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.6(b)(iv);

(2)  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(3)  in the case of any such assignment resulting from a demand for payment under Section 3.10 or 3.11, such assignment will result in a reduction in such compensation or payments thereafter;

(4)  the Borrower may not require any Lender to make such assignment pursuant to clause (iii) above unless (I) all other Lenders that did not consent to the relevant amendment, supplement, waiver or modification are concurrently required to assign all of their interests, rights and obligations hereunder and (II) all such applicable Eligible Assignees shall have consented to the relevant amendment, supplement, waiver or modification; and

(5)  such assignment does not conflict with applicable laws.

(b)           A Lender shall not be required to make any assignment and delegation pursuant to this Section 3.14 if, prior thereto (as a result of a waiver by such Lender or otherwise), the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

3.15        Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.1.

(ii)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and; fifth, to the payment of any amounts owing to the Lenders or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 3.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 3.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.  That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.4(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv)          Reallocation of Commitment Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 (other than the condition set forth in Section 5.2(c)) are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Repayment of Swingline Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, prepay any outstanding Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure.

(b)           Defaulting Lender Cure.  If the Borrower, the Administrative Agent and the Swingline Lender agree in writing that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 3.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1          Financial Condition.  The Borrower has heretofore furnished to each Lender copies of the audited consolidated balance sheet of the Borrower and its consolidated

Subsidiaries as at December 31, 2012 and the related audited consolidated statements of income and of cash flows for the fiscal year ended on such date, audited by PricewaterhouseCoopers LLP (the “Financial Statements”).  The Financial Statements present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at December 31, 2012 and present fairly, in all material respects, the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.  The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved. Except as set forth on Schedule 4.1, neither the Borrower nor any consolidated Subsidiary had, at December 31, 2012 or at the date hereof, any material liability, contingent or otherwise, which is not reflected in the foregoing statements or in the notes thereto.  Except as set forth on Schedule 4.1, during the period from December 31, 2012 through the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of December 31, 2012.

4.2          No Change.  Since December 31, 2012, except as set forth in the Financial Statements and except as set forth on Schedule 4.2, there has been no development or event which has had or could have a Material Adverse Effect.

4.3          Existence; Compliance with Law.  The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its material properties, to lease the material properties it operates as lessee and to conduct the businesses in which it is currently engaged, (c) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not have a Material Adverse Effect and (d) is in compliance with its certificate of incorporation and by-laws or other similar organizational or governing documents and with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

4.4          Power; Authorization; Enforceable Obligations.  The Borrower has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.  The Borrower has the corporate power and authority, and the legal right to borrow hereunder and has taken all necessary corporate action to authorize such borrowings on the terms and conditions of this Agreement and any Notes.  No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of any Loan Documents against the Borrower, to which it is a party.  This Agreement has been, and each other Loan Document to which the Borrower is a party will be when delivered, duly executed and delivered by the Borrower.  This Agreement constitutes, and each other Loan Document when delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the

Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5          No Legal Bar.  The execution, delivery and performance by the Borrower of each Loan Document, the borrowings hereunder and the use of the proceeds thereof will not violate its certificate of incorporation or by-laws, Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries, except for such violations of Requirements of Law or Contractual Obligations which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any such certificate of incorporation, by-laws, Requirement of Law or Contractual Obligation, except pursuant to this Agreement and the other Loan Documents.

4.6          No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or against any of its or their respective properties or revenues which could reasonably be expected to have a Material Adverse Effect.

4.7          No Default.  Neither the Borrower nor any Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

4.8          Ownership of Property; Liens.  The Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, in each case except for minor defects in title that do not materially interfere with its ability to conduct its business or utilize such assets for their intended purposes, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9          Taxes.  Each of the Borrower and each Subsidiary has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed or has timely filed a request for an extension of such filing and has paid all taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its property and, except as set forth on Schedule 4.9, all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (except, in each case, to the extent the amount or validity thereof is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower and as to any of which the failure to pay would not have a Material Adverse Effect).

4.10        Federal Regulations.  (a)  “Margin stock” (within the meaning of Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale or pledge or any similar restriction hereunder.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

(b)           The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the FRB) which limits its ability to incur Indebtedness.

4.11        ERISA.

(a)           Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, except such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

(b)           There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that  could reasonably be expected to have a Material Adverse Effect.

(c)           (i) Except as would not give rise to a Material Adverse Effect, no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

4.12        Investment Company Act; Investment Advisers Act.  (a)  Neither the Borrower nor any Subsidiary of the Borrower is, or after giving effect to any Acquisition will be, an “investment company” within the meaning of the Investment Company Act.

(b)           Each Subsidiary and each other Investment Firm is, to the extent required thereby, duly registered as an investment adviser under the Investment Advisers Act, except to the extent the failure to be so registered could not reasonably be expected to have a Material Adverse Effect.  On the date hereof, the Borrower is not an “investment adviser” within the meaning of the Investment Advisers Act.  Each Fund which is sponsored by any Subsidiary or other Investment Firm and which is required to be registered as an “investment company” under the

Investment Company Act is duly registered as such thereunder, except to the extent the failure to be so registered could not reasonably be expected to have a Material Adverse Effect.

(c)           The Borrower is not required to be registered as a broker-dealer under the Securities Acts (and each Subsidiary and other Investment Firm required to be so registered is so duly registered, except to the extent the failure to be so registered could not reasonably be expected to have a Material Adverse Effect).

(d)           Each of the Borrower, each Subsidiary and each other Investment Firm is duly registered, licensed or qualified as an investment adviser or broker-dealer in each State of the United States where the conduct of its business requires such registration, licensing or qualification and is in compliance in all material respects with all Federal and State laws requiring such registration, licensing or qualification, except to the extent the failure to be so registered, licensed or qualified or to be in such compliance will not have, in the case of Federal laws, or could not reasonably be expected to have, in the case of State laws, a Material Adverse Effect.

4.13        Subsidiaries and Other Ownership Interests.  The Subsidiaries listed on Schedule 4.13 constitute the only Subsidiaries of the Borrower as at the date hereof.  As at the date hereof, (a) the Borrower has, directly or indirectly, an equity or other ownership interest in each Investment Firm and each other Person listed on Schedule 4.13 and (b) other than as set forth on Schedule 4.13, the Borrower has no equity or other ownership interest, directly or indirectly, in any other Person, other than indirect equity or other ownership interests in Funds.

4.14        Use of Proceeds.  The proceeds of the Loans may be used by the Borrower solely (a) to pay fees and expenses incurred in connection with the execution and delivery of the Loan Documents, (b) to refinance Indebtedness of the Borrower under the Existing Credit Agreement and Existing Term Credit Agreement, (c) for working capital, capital expenditures and other general corporate purposes, (d) to make Acquisitions and other investments (including acquisitions of additional Capital Stock in Subsidiaries and Affiliates of the Borrower), (e) to purchase, repay or redeem any debt or equity of the Borrower or any Subsidiary so long as such purchase, repayment or redemption is not prohibited by any other provision of this Agreement and (f) to pay fees and expenses to be incurred in connection with the foregoing.

4.15        Accuracy and Completeness of Information.  To the best of the Borrower’s knowledge, the documents furnished and the statements made in writing to the Lenders by or on behalf of the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents, taken as a whole, do not contain any untrue statement of fact material to the credit worthiness of the Borrower or omit to state any such material fact necessary in order to make the statements contained therein not misleading under the circumstances in which such statements were made, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof.

4.16        OFAC.  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative of the Borrower or any of its Subsidiaries, is an individual or entity currently the subject of any

Sanctions, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

SECTION 5.        CONDITIONS PRECEDENT

5.1          Conditions to Initial Loans.  The obligation of each Lender to make its initial Loans hereunder is subject to the satisfaction of the following conditions precedent:

(a)           Loan Documents.  The Administrative Agent shall have received this Agreement, signed by a Responsible Officer of the Borrower and each Lender.

(b)           [Reserved].

(c)           Notes.  The Administrative Agent shall have received, for the account of each Lender that has requested the same, a Note made by the Borrower conforming to the requirements of this Agreement, signed by a Responsible Officer of the Borrower.

(d)           Borrower Certificate.  The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, signed by a Responsible Officer.

(e)           Corporate Proceedings of the Borrower.  The Administrative Agent shall have received a copy of resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder, in each case certified by the Secretary or an Assistant Secretary or other Responsible Officer of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(f)            Incumbency Certificate.  The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, as to the incumbency and signatures of the Responsible Officers of the Borrower signing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, signed by the Secretary or any Assistant Secretary of the Borrower and any other Responsible Officer.

(g)           Corporate Documents.  The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary or other Responsible Officer of the Borrower.

(h)           Fees.  All fees payable by the Borrower to the Administrative Agent, the Arrangers and any Lender on or prior to the Closing Date pursuant to this Agreement or pursuant to the Fee Letters shall have been paid in full, in each case in the amounts and on the dates set forth herein or therein.

(i)            Attorney Costs.  The Administrative Agent shall have received evidence of payment or reimbursement by the Borrower of all Attorney Costs of the Administrative Agent to

the extent invoiced at least two (2) Business Days prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(j)            Legal Opinion.  The Administrative Agent shall have received the legal opinion of Ropes & Gray LLP, counsel to the Borrower, substantially in the form of Exhibit C.  Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(k)           Lien Searches.  The Administrative Agent shall have received the results of a recent search, by a Person satisfactory to the Administrative Agent, of Uniform Commercial Code lien filings which may have been filed with respect to personal property of the Borrower and the results of such search shall be reasonably satisfactory to the Administrative Agent.

(l)            Payoff Letters.  The Administrative Agent shall have received payoff letters evidencing that the Indebtedness under the Existing Credit Agreement and the Existing Term Credit Agreement has been or concurrently with the Closing Date is being repaid in full and the commitments thereunder have been or concurrently with the Closing Date are being terminated.

(m)          No Default, etc.  The conditions precedent to the making of a Loan set forth in Section 5.2(a) and (b) shall be satisfied.

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.2          Conditions to Each Loan.  The agreement of each Lender to make any Loan (excluding any repricing or conversion of any then outstanding Loan) is subject to the satisfaction of the following conditions precedent:

(a)           Representations and Warranties.  Each representation and warranty made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; provided that (i) representations and warranties made with reference to a specific date shall remain true and correct in all material respects as of such date only and (ii) representations and warranties shall not be required to remain true to the extent changes have resulted from actions permitted hereunder.

(b)           No Default.  No Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

(c)           Notice of Borrowing.  The Administrative Agent shall have received a notice of borrowing in the form of Exhibit H.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.        AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

6.1          Financial Statements.  Furnish to the Administrative Agent (which shall promptly furnish to the Lenders):

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year, copies of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income and consolidated statements of retained earnings and of cash flows for such year and the unaudited consolidating balance sheet and statements of income for such year, setting forth in each case in comparative form the figures for the previous year and, in the case of the consolidated statements only, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

(b)           as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year, copies of the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (subject, in the case of interim financial statements, to year-end adjustments and the absence of footnotes).

6.2          Certificates; Other Information.  Furnish to the Administrative Agent (which shall promptly furnish to the Lenders):

(a)           [Reserved];

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), (i) a duly completed Compliance Certificate, completed as of the end of the most recent fiscal quarter and signed by a Responsible Officer (A) stating that, to the best of such Responsible Officer’s knowledge, no Default exists, except as specified in such certificate; (B) containing a computation of each of the financial ratios and restrictions set forth in Section 7.1; (C) containing a calculation of Total Indebtedness less the aggregate amount of cash and Cash

Equivalents permitted to be deducted therefrom pursuant to the definition of the “Leverage Ratio”; (D) describing in reasonable detail any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; (E) describing in reasonable detail any material deferral or waiver by Borrower or its Subsidiaries of any payment under a Revenue Sharing Agreement with respect to any entity in which the Borrower or any Subsidiary has a minority interest; and (F) containing such other information as may reasonably be requested by the Administrative Agent; and (ii) a listing for each Investment Firm of its aggregate assets under management as of the end of the period covered by such financial statements (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)                                  within five days after the same are filed, notice of all filings with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(d)                                 within five Business Days after the consummation of any Acquisition of a new Investment Firm for which more than $300,000,000 in aggregate consideration was paid (including any non-cash consideration), (A) copies of the most recent audited (and, if later, or, if audited statements are not available, unaudited) financial statements of the Investment Firm which is the subject of such Acquisition, (B) copies of the purchase agreement or other acquisition document (including any Revenue Sharing Agreement) executed or to be executed by the Borrower or any Subsidiary in connection with such Acquisition, and (C) pro forma calculations, indicating compliance on a pro forma basis (as of the end of the most recently ended period of four consecutive fiscal quarters of the Borrower, giving pro forma effect to such Acquisition as of the first day of such period) with the financial covenants set forth in Section 7.1;

(e)                                  concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b) (together with a Compliance Certificate required pursuant to Section 6.2(b)), notice of (i) the consummation of any Acquisition for which less than $300,000,000 (but greater than $150,000,000) in aggregate consideration was paid (including any non-cash consideration) accompanied by (A) copies of the most recent audited (and, if later, or, if audited statements are not available, unaudited) financial statements of the Investment Firm which is the subject of such Acquisition and (B) copies of the purchase agreement or other acquisition document (including any Revenue Sharing Agreement) executed or to be executed by the Borrower or any Subsidiary in connection with such Acquisition, and (ii) the creation or acquisition of any new Subsidiary (other than a shell Subsidiary created only to hold a name, but that is not yet capitalized or conducting business operations or owning material assets);

(f)                                   concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), notice of the consummation of any Acquisition of additional Capital Stock of an existing Investment Firm during the most recently ended fiscal quarter; and

(g)                                  promptly, such additional financial and other information and documents (including a copy of any debt instrument, security agreement or other material contract to which the Borrower or any Subsidiary may be party) as any Lender may, through the Administrative Agent, from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.1(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 10.2; (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or a website sponsored by the Administrative Agent); or (iii) on which such documents are filed with the SEC; provided that: the Borrower (or any third party service provider authorized by the Borrower) shall notify (which may be by facsimile or electronic mail (including, without limitation, automatic electronic mail by any such authorized service provider)) the Administrative Agent of the posting of any such documents that are filed with the SEC.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such securities.  The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered with the Securities and Exchange Commission or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute information subject to the confidentiality provisions in Section 10.15, they shall be treated as set forth in Section 10.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.3                               Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including taxes and other governmental levies) that are material to the Borrower and its

Subsidiaries on a consolidated basis, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate actions and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the applicable Subsidiary, as the case may be, and (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.4                               Conduct of Business and Maintenance of Existence.  (a)  Continue to engage in business of the same general type as now conducted and purported to be conducted by it and activities reasonably related or complementary thereto; (b) preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business (including all such registrations under the Investment Advisers Act and all material investment advisory agreements, distribution agreements and shareholding and other administrative servicing contracts), except, in the case of this clause (b), (i) as otherwise permitted by Section 7.4 and (ii) for failures that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect; and (c) comply, and to the extent reasonably within its control, cause each Investment Firm and Fund (which is sponsored by an Investment Firm) to comply, with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5                               Maintenance of Property; Insurance.  Keep all property useful and necessary in its business in good working order and condition, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and furnish to the Administrative Agent, upon request, full information as to the insurance carried.

6.6                               Inspection of Property; Books and Records; Discussions.  Keep proper books of records and account in which full, true and correct entries, in all material respects in conformity with all Requirements of Law and sufficient to permit the preparation of financial statements in accordance with GAAP, shall be made of all dealings and transactions in relation to its business and activities, except, in the case of Requirements of Law, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and upon at least three days prior notice or such lesser period of time as may be acceptable to the Borrower or the relevant Subsidiary, as the case may be, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants (provided that, with respect to Subsidiaries, other than during the existence of a Default, the Borrower shall have complied with this obligation if it shall have used its commercially reasonable efforts to cause its Subsidiaries to allow the Administrative Agent and/or the applicable Lender pursuant to the foregoing terms and conditions to visit and inspect the properties of such Subsidiaries and examine and make abstracts from any of the books and records of such Subsidiaries and to discuss the business, operations, properties and financial and other condition of such Subsidiaries with officers and employees of such Subsidiaries and with their independent certified public accountants); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.6.  Notwithstanding anything to the contrary in this Section 6.6, none of the Borrower or any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirements of Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.7                               Notices.  Promptly after obtaining knowledge thereof, notify the Administrative Agent and each Lender of:

(a)                                 the occurrence of any Default;

(b)                                 any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary or (ii) litigation, proceeding or, if known to the Borrower, investigation which may exist at any time between the Borrower or any Subsidiary and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;

(c)                                  any litigation or proceeding affecting the Borrower or any Subsidiary or any “affiliated person” of the Borrower or any Subsidiary within the meaning of the Investment Company Act in which (i) the amount involved is $15,000,000 or more and not covered by insurance or (ii) injunctive or similar relief is sought and which, in the case of this clause (ii), could reasonably be expected to have a Material Adverse Effect;

(d)                                 the occurrence of any ERISA Event;

(e)                                  any suspension or termination of the registration of any Subsidiary or other Investment Firm as an investment adviser under the Investment Advisers Act, or of any registration as a broker-dealer under the Securities Acts or under any applicable state statute which is material to the business thereof;

(f)                                   any event which could reasonably be expected to have a Material Adverse Effect; and

(g)                                  any public announcement by any Rating Agency of a change in its rating of the Borrower’s non-credit-enhanced, senior unsecured long-term debt.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto, if any.

SECTION 7.                         NEGATIVE COVENANTS

The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not directly or indirectly:

7.1                               Financial Condition Covenants.

(a)                                 Interest Coverage Ratio.  Permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any Computation Period to be less than 3.00 to 1.00.

(b)                                 Leverage Ratio.  Permit the Leverage Ratio to exceed 3.00 to 1.00 as of the last day of any Computation Period.

7.2                               Limitation on Priority Debt.  Permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness (other than Excluded Intercompany Indebtedness), unless the aggregate amount (at any time outstanding) of (x) such Indebtedness, taken together with all other Indebtedness of Subsidiaries (other than Excluded Intercompany Indebtedness) plus (y) all Indebtedness of the Borrower secured by any Lien incurred by the Borrower (other than Liens, if any, securing the Obligations) does not at any time exceed $250,000,000.

7.3                               Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of the Borrower’s property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)                                 Liens for taxes, assessments and other governmental charges not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower, in conformity with GAAP;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(c)                                  pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)                                 deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)                                  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

(f)                                   Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, (i) if appropriate legal proceedings which have been initiated for the review of such judgment, decree or order are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired or (ii) if such judgment, decree or order shall have been discharged within 45 days of the entry thereof or execution thereof has been stayed pending appeal;

(g)                                  Liens securing the Obligations; and

(h)                                 Liens securing Indebtedness; provided that in no event shall the aggregate amount (at any time outstanding) of (x) all such secured Indebtedness of Borrower plus (y) all Indebtedness of Subsidiaries (other than Excluded Intercompany Indebtedness) exceed $250,000,000.

7.4                               Limitation on Fundamental Changes.  Enter into, or permit any Subsidiary to enter into, any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), unless (a) with respect to a merger, consolidation or amalgamation of a Subsidiary, if prior to such event the Borrower owned in excess of a 50% ownership interest, then after such event the Borrower shall either (i) own in excess of a 50% ownership interest in, or (ii) be the direct or indirect managing member or general partner (or a Person with similar rights and obligations) of, or (iii) to the extent permitted by Section 7.5, have no ownership interest or a minority ownership interest in, the surviving Person of such merger, consolidation or amalgamation, and (b) with respect to the liquidation, winding up or dissolution of a direct or indirect Subsidiary, the assets of such Person shall have been transferred to the Borrower, any other Subsidiary or, after the payments to creditors, the other shareholders, partners or members of such Person.

7.5                               Limitation on Sale of Assets.  Convey, sell, lease, assign, transfer or otherwise dispose, or permit any Subsidiary to convey, sell, lease, assign, transfer or otherwise dispose, (including, in each case, in connection with sale leaseback transactions) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, or issue or sell any shares of such Subsidiary’s Capital Stock to any Person other than the Borrower or any Wholly-Owned Subsidiary, except:

(a)                                 the sale or other disposition of property in the ordinary course of business;

(b)                                 the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(c)                                  Shareholder Asset Sales; and

(d)                                 the sale of assets at fair value so long as (i) no Default exists or would result therefrom, (ii) the Borrower is in compliance with the financial ratios set forth in Section 7.1 on a pro forma basis, and (iii) the assets sold in reliance on this clause (d) during any fiscal year contributed 10% or less of Consolidated EBITDA of the Borrower and its Subsidiaries for the immediately preceding fiscal year.

7.6                               Limitation on Burdensome Agreements.  Enter into, or permit any Subsidiary to enter into, any Contractual Obligation that limits the ability of any Subsidiary to make dividends or other distributions (whether in cash, securities or other property) to the Borrower; provided, however, that this Section 7.6 shall not prohibit restrictions or conditions imposed by (a) this Agreement or the other Loan Documents or (b) any Revenue Sharing Agreement (solely as it relates to the specified percentage of the revenue or profits of any Investment Firm to be distributed among such Investment Firm’s partners, shareholders or members).

7.7                               Limitation on Transactions with Affiliates.  Except as described on Schedule 7.7 and as otherwise expressly permitted under this Agreement, enter into, or permit any Subsidiary to enter into, any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or any Wholly-Owned Subsidiary) unless such transaction is (a) otherwise expressly permitted under this Agreement or (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that the following transactions shall be permitted under this Section 7.7:

(i)                                     providing office space and administrative services to Investment Firms and Subsidiaries;

(ii)                                  providing other business services to Investment Firms and Subsidiaries in the ordinary course of business; and

(iii)                               transactions among (x) the Borrower or any Subsidiary or any officer, director, individual stockholder, partner or member (or an entity wholly owned by such an individual), on the one hand, and (y) any account or Fund or other Investment Firm sponsored or managed by the Borrower or any Subsidiary or for which the Borrower or any Subsidiary provides advisory, administrative, supervisory, management, consulting or similar services, that are otherwise permissible under the Investment Company Act, the Investment Advisers Act and the applicable management contracts, on the other hand.

7.8                               Limitation on Certain Payments.  Make any payment of dividends, stock repurchases or redemptions or other distributions to shareholders of the Borrower (other than a payment made in common stock of the Borrower) or permit any Subsidiary to purchase stock of the Borrower, if, in any such case, the pro forma Leverage Ratio after giving effect to the relevant payment or other transaction described above would be greater than (i) if the Borrower’s Debt Rating issued by S&P or Fitch is BBB- or higher, 3.00 to 1.00; or (ii) otherwise, 2.50 to 1.00.

7.9                               Limitation on Changes in Fiscal Year.  Permit its fiscal year, or any fiscal year of any of its Subsidiaries, to end on a day other than December 31.

7.10                        Sanctions.  Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Swingline Lender, or otherwise) of Sanctions.

SECTION 8.                         EVENTS OF DEFAULT

8.1                               Events of Default.  If any of the following events shall occur and be continuing:

(a)                                 The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)                                 Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)                                  The Borrower shall default in the observance or performance of any agreement contained in Section 6.4, 6.7(a) or Section 7; or

(d)                                 The Borrower shall default in the observance or performance of any other agreement contained herein or in any other Loan Document (other than as provided in subsections (a) and (c) of this Section), and such default shall continue unremedied for a period of 30 days after an officer of the Borrower obtains knowledge thereof; or

(e)                                  Any default shall occur under the terms applicable to any Indebtedness or Guarantee Obligation (excluding, in each case, the Loans) of the Borrower or any Material Subsidiary in an aggregate principal amount (for all Indebtedness and Guarantee Obligations so affected) exceeding $50,000,000 and such default (i) results from the failure to pay any principal of or interest on such Indebtedness or Guarantee Obligation when due (subject to any applicable grace period, but not exceeding 30 days) or (ii) causes, or permits the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

(f)                                   (i)  The Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future Debtor Relief Law, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding under any Debtor Relief Law which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the

Borrower or any Material Subsidiary, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)                                  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) the Borrower or any ERISA Affiliate (which is a Material Subsidiary) fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or

(h)                                 One or more judgments or decrees shall be entered against the Borrower or any Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance or indemnification) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)                                     (i)  Any Loan Document shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert, or (ii) the Borrower shall contest in any manner the validity or enforceability of any Loan Document; or

(j)                                    A Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in Section 8.1(f) with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

8.2                               Application of Funds.  After the exercise of remedies provided for in Section 8.1 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)                                 First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including all Attorney Costs and amounts payable under Section 3) payable to the Administrative Agent in its capacity as such;

(b)                                 Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including all Attorney Costs and amounts payable under Section 3), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c)                                  Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(d)                                 Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and all other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

(e)                                  Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

SECTION 9.                         THE ADMINISTRATIVE AGENT

9.1                               Appointment and Authorization.  Each Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 9 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary shall have rights as a third party beneficiary of any such provision (provided that the Borrower shall have the rights granted to the Borrower pursuant to Section 9.6).  It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2                               Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3          Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duty, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any covenant, agreement or other term or condition set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4          Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed in good faith by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5          Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.6          Resignation of Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, which consent may not be unreasonably withheld, to appoint a successor, which shall be a “bank” which is a “US person” (each within the meaning of Treasury Regulations Section 1.441-1) with an office in the United States, or an Affiliate of any such bank with an office in the United States, in each case which office shall assume primary withholding responsibility under Treasury Regulations Section 1.1441-1.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, with the consent of the Borrower, which consent may not be unreasonably withheld, appoint a successor, which shall be a “bank” which is a “US person” (each within the meaning of Treasury Regulations

Section 1.441-1) with an office in the United States, or an Affiliate of any such bank with an office in the United States, in each case which office shall assume primary withholding responsibility under Treasury Regulations Section 1.1441-1. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security (if any) held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.11(h), and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)           Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Swingline Lender.  If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.8(b).  Upon the appointment by the Borrower of a successor Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender, and (b) the retiring

Swingline Lender shall be discharged from all of its duties and obligations as such hereunder and under the other Loan Documents.

9.7          Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.8          Administrative Agent May File Proofs of Claim.  In the case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable and whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations of the Borrower that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due the Administrative Agent under Sections 2.4(b) or 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations of the Borrower hereunder or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.9          Other Agents; Arrangers and Managers.  None of the Lenders or other Persons identified on the cover page or signature pages of this Agreement, or elsewhere herein,

as an “Arranger,” “co-syndication agent,” “co-documentation agent,” “joint book runner,” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of a Person that is a Lender, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 10.      MISCELLANEOUS

10.1        Amendments and Waivers.  (a)  Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or other relevant Loan Party hereunder or thereunder or (y) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of final maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder, or reduce the amount or extend the scheduled date of any payment of principal, interest, fees or other amounts due to the Lenders or any scheduled reduction of any Lender’s Commitment or increase the amount or extend the expiration date of any Lender’s Commitment or amend the voting percentages of the Lenders or change the application of any amounts received on account of the Obligations from the application thereof set forth in Section 8.2, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 10.1 without the written consent of all of the Lenders, or (iii) reduce the percentage specified in the definition of Required Lenders or change any other provision specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder without the consent of all Lenders or such lower percentage of Lenders as is specified as being required to amend, waive or otherwise modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the written consent of all the Lenders, or (v) amend, modify or waive any provision of Section 10.7(a) without the written consent of all of the Lenders, or (vi) amend, modify or waive any rights or duties of the Administrative Agent under this Agreement or any other Loan Document or any provision of Section 9 without the written consent of the then Administrative Agent in addition to the Lenders required above; provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement, and (B) a Fee Letter may be amended or rights or privileges thereunder waived, only in a writing executed by the parties thereto.  Subject to the provisos in the prior sentence, any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b)           In addition to amendments effected pursuant to the foregoing paragraph (a), this Agreement shall be amended to include a prospective Lender as a party hereto upon the execution and delivery of a Joinder Agreement as contemplated in Section 2.3(c).

10.2        Notices.  (a)  Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission and, subject to clause (c) below, electronic mail transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five days after being deposited in the mail, postage prepaid, or, in the case of facsimile, when received with electronic confirmation of receipt, addressed (i) if to the Borrower, the Administrative Agent or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.2, (ii) if to any other Lender, as set forth in its Administrative Questionnaire, and (iii) in the case of any party to this Agreement, to such other address as such party may designate by notice to the other parties hereto.  Notwithstanding the foregoing, any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.5, 2.8, 3.1, 3.3 or 3.8 shall not be effective until received.

(b)           The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of requests for Swingline Loans) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms of any telephonic notice, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the Lenders and each of their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(c)           Unless the Administrative Agent shall consent otherwise in writing, electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as borrowing notices, financial statements and other information as provided in Section 6.2, and to distribute Loan Documents for execution by the parties thereto and may not be used for any other purpose.

(d)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)           Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

10.3        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each of the other Loan Documents, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4        Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder through the Termination Date.

10.5        Expenses; Indemnity; Waiver of Damages.

(a)           Expenses.  The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Related Parties (including Attorney Costs), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, modification or waiver of any provision hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including Attorney Costs of the Administrative Agent and of one counsel (and one local counsel in each applicable jurisdiction) for all Lenders other than Bank of America, as a group (and, solely in the event of any actual or reasonably perceived conflict of interest between any Lenders, one additional counsel (and one additional local counsel in each applicable jurisdiction) to each group of affected Lenders similarly situated)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnity.  The Borrower agrees to indemnify the Administrative Agent (and any sub-agent thereof), each Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person, an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Attorney Costs) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.11(c), this Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) above to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swingline Lender or any Related Party of any of the foregoing, but without relieving the Borrower of its obligation to do so, the each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Swingline Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Swingline Lender in its capacity as such or against such Related Party acting for the Administrative Agent (or any such sub-agent) or Swingline Lender in connection with such capacity.

(d)           Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower agrees that it will not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts payable under this Section 10.5 shall be due not later than ten Business Days after demand therefor.

(f)            Survival.  The agreements in this Section 10.5 and the indemnity provisions of Section 10.2(b) shall survive the resignation of the Administrative Agent and the Swingline Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations hereunder.

10.6        Successors and Assigns; Participations and Assignments.  (a)  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.6(b), (ii) by way of participation in accordance with the provisions of Section 10.6(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.6(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.6(b), participations in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(1)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it hereunder or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(2)           in any case not described in subsection (b)(i)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(2) of this Section and, in addition:

(1)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender;

(2)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment or an Affiliate of such Lender with respect to such Lender; and

(3)           the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed).

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (1) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (2) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (2), or (3) to a natural person.

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Swingline Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.10, 3.11, 3.12, and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of a Loan or other obligation hereunder for all purposes of this Agreement.  Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.5(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.1(a) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.11(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.13 and 3.14 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.10 or 3.11, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment both (x) arises pursuant to Section 3.10 and (y) results from a change in Requirements of Law (as determined in accordance with Section 3.10)

that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.13 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.7                        Adjustments; Set-off.  (a)  If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set—off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)                                 In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, upon the occurrence and continuation of any Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.8                        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging (e.g., “pdf” or “tif”) means shall be effective as delivery of an original executed counterpart of this Agreement.

10.9                        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10                 Integration.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Arrangers, represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11                 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12                 Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the

Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in (or removed to) such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address determined pursuant to Section 10.2(a) or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13                 Acknowledgements.  The Borrower hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)                                 none of the Administrative Agent, any Arranger or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any other Loan Document, and the relationship between the Arrangers, the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

Without limiting the foregoing provisions of this Section 10.13, the Borrower acknowledges that (i) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) in connection with the process leading to such transactions, the Arrangers, the Administrative Agent and the Lenders are and have been acting solely as a principal and none is a financial advisor, an agent or a fiduciary for the Borrower or any of its Affiliates; (iii) neither the Administrative Agent, any Arranger nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby; (iv) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except as expressly set forth herein or in another Loan Document; (v) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (vi) neither the Administrative Agent, any Arranger nor any Lender has provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Borrower has consulted with its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate in connection herewith.  In addition, the Borrower waives and releases, to the fullest extent permitted by law, any claim that it may have against the Administrative Agent, any Arranger or any Lender for any breach or alleged breach of any agency or fiduciary duty.

10.14                 WAIVERS OF JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.15                 Confidentiality.  Each of the Administrative Agent and the Lenders agrees to use the Information (as defined below) solely for the purpose of consummating the transactions contemplated by, or incidental to, this Agreement and for underwriting other credit products proposed to be offered to the Borrower and its Subsidiaries and agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Related Parties, in each case, solely for the purpose of consummating the transactions contemplated by, or incidental to, this Agreement and for underwriting other credit products proposed to be offered to the Borrower and its Subsidiaries (it being understood that prior to any such disclosure each such Person will be informed of the confidential nature of such Information and shall agree to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to a confidentiality agreement substantially in the form of Exhibit E, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.3 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary thereof relating to the Borrower or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary thereof, provided that, in the case of information received from the Borrower or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.16                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any credit extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.17                 USA Patriot Act.  Each Lender that is subject to the Act (as defined below) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ John Kingston, III
Name: John Kingston, III
Title: Vice Chairman, General Counsel and Secretary

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Erik M. Truette
Name: Erik M. Truette
Title: Assistant Vice President

BANK OF AMERICA, N.A., as Swingline Lender and as a Lender

By:	/s/ Juan S. Agudelo
Name:	Juan S. Agudelo
Title:	Assistant Vice President

RBS CITIZENS, N.A.,
as a Lender

By:	/s/ Michael K. Makaitis
Name: Michael K. Makaitis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Glenn Schuermann
Name: Glenn Schuermann
Title: Vice President

CITIBANK, N.A.,
as a Lender

By:	/s/ Dane Graham
Name: Dane Graham
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Greg DeRise
Name: Greg DeRise
Title: Authorized Signatory

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Geneviève Piché
Name: Geneviève Piché
Title: Vice President

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Nicholas Buckingham
Name: Nicholas Buckingham
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kenise Henry Larmond
Name: Kenise Henry Larmond
Title: Vice President

U.S. BANCORP, as a Lender

By:	/s/ Benjamin Berkowitz
Name: Benjamin Berkowitz
Title: Vice President

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Jared Shaner
Name: Jared Shaner
Title: Assistant Vice President

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Adim Offurum
Name: Adim Offurum
Title: Vice President

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Serter Kural
Name: Serter Kural
Title: Vice President

CHANG HWA COMMERCIAL BANK, LTD.,
NEW YORK BRANCH, as a Lender

By:	/s/ Eric Y.S. Tsai
Name: Eric Y.S. Tsai
Title: V.P. & General Manager

THE BANK OF EAST ASIA, LTD., NEW YORK BRANCH, as a Lender

By:	/s/ James Hua
Name: James Hua
Title: SVP

By:	/s/ Kitty Sin
Name: Kitty Sin
Title: SVP

FIRST COMMERCIAL BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Jason Lee
Name: Jason Lee
Title: V.P. and General Manager

TAIWAN BUSINESS BANK, LOS ANGELES BRANCH, as a Lender

By:	/s/ Sandy Chen
Name: Sandy Chen
Title: General Manager

TAIWAN COOPERATIVE BANK, LOS ANGELES BRANCH, as a Lender

By:	/s/ Li-Hua Huang
Name: Li-Hua Huang
Title: VP & General Manager

LAND BANK OF TAIWAN, NEW YORK BRANCH, as a Lender

By:	/s/ Arthur Chen
Name: Arthur Chen
Title: General Manager

E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH, as a Lender

By:	/s/ Edward Chen
Name: Edward Chen
Title: SVP & General Manager

ANNEX I

PRICING GRID FOR REVOLVING CREDIT FACILITY

Pricing Level	Debt Rating S&P/Moody’s/Fitch	Applicable Margin for Eurodollar Loans	Applicable Margin For ABR Loans	Commitment Fee Rate
1	BBB+/Baa1/BBB+ or higher	1.250%	0.250%	0.200%
2	BBB/Baa2/BBB	1.500%	0.500%	0.250%
3	BBB-/Baa3/BBB-	1.750%	0.750%	0.375%
4*	(a) BBB- or Baa3 or BBB-/ (b) BB+ or Ba1 or BB+	2.250%	1.250%	0.500%
5	BB+/Ba1/BB+ or lower	3.000%	2.000%	0.625%

* As provided in the definition of “Debt Rating”, Pricing Level 4 applies in the case of a split in Debt Ratings where one or two Debt Ratings are as described in clause (a) above and one or two Debt Ratings are as described in clause (b) above.

SCHEDULE I

LENDER COMMITMENTS/LOANS

Lenders	Commitment	Commitment Percentage
Bank of America, N.A.	$ 115,000,000.00	9.200000000%
RBS Citizens, N.A.	$ 110,000,000.00	8.800000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$ 110,000,000.00	8.800000000%
Citibank, N.A.	$ 90,000,000.00	7.200000000%
Deutsche Bank AG New York Branch	$ 90,000,000.00	7.200000000%
Royal Bank of Canada	$ 90,000,000.00	7.200000000%
The Bank of Nova Scotia	$ 90,000,000.00	7.200000000%
Wells Fargo Bank, National Association	$ 90,000,000.00	7.200000000%
BMO Harris Bank N.A.	$ 60,000,000.00	4.800000000%
JPMorgan Chase Bank, N.A.	$ 60,000,000.00	4.800000000%
U.S. Bancorp	$ 60,000,000.00	4.800000000%
The Huntington National Bank	$ 55,000,000.00	4.400000000%
The Bank of New York Mellon	$ 50,000,000.00	4.000000000%
The Northern Trust Company	$ 50,000,000.00	4.000000000%
Chang Hwa Commercial Bank, Ltd., New York Branch	$ 30,000,000.00	2.400000000%
The Bank of East Asia, Ltd., New York Branch	$ 25,000,000.00	2.000000000%
First Commercial Bank, New York Branch	$ 20,000,000.00	1.600000000%
Taiwan Business Bank, Los Angeles Branch	$ 15,000,000.00	1.200000000%
Taiwan Cooperative Bank, Los Angeles Branch	$ 15,000,000.00	1.200000000%
Land Bank of Taiwan, New York Branch	$ 15,000,000.00	1.200000000%
E.Sun Commercial Bank, Ltd., Los Angeles Branch	$ 10,000,000.00	0.800000000%
Total	$ 1,250,000,000.00	100.000000000%

SCHEDULES

TO

CREDIT AGREEMENT

(other than Schedule I)

Terms used herein and not defined herein have the meaning ascribed thereto in the Credit Agreement to which these Schedules are attached.

Inclusion of any item in these Schedules is neither an admission nor an acknowledgment of such item’s materiality nor an admission or an acknowledgment that such item has had or could or would or could reasonably be expected to have a Material Adverse Effect or is outside the ordinary course of business of the Borrower or its Subsidiaries.  Certain items included in these Schedules may not technically be required by the language of the specific representation or warranty, but are being included for informational purposes.

Each document or agreement referenced in these Schedules has been made available to the Administrative Agent and the Lenders or their counsel.  References to an agreement include references to that agreement as amended through the date hereof.

Schedule 4.1

Financial Condition

None.

Schedule 4.2

Certain Changes

None.

Schedule 4.9

Taxes

None.

Schedule 4.13

Subsidiaries and Other Ownership Interests

(in alphabetical order)

WHOLLY-OWNED SUBSIDIARIES OF THE BORROWER

1588153 Ontario Limited, an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

4444582 Canada Inc., a Canada corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

9106-6001 Quebec Inc., a Quebec corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., and 1588153 Ontario Limited)

Affiliated Managers Group (Hong Kong) Limited, a limited company incorporated in Hong Kong (through AMG Global, Inc.)

Affiliated Managers Group Limited, a limited company incorporated in the United Kingdom (through AMG Global, Inc.)

Affiliated Managers Group Pty Ltd, a limited company incorporated in Australia (through AMG Global, Inc.)

AKH Holdings LLC, a Delaware limited liability company

AMG Boston Holdings, LLC, a Delaware limited liability company

AMG Canada Corp., a Nova Scotia corporation (through AMG/North America Holding Corp. and AMG/FAMI Investment Corp.)

AMG Canada Holdings LLC, a Delaware limited liability company (through AMG/North America Holding Corp.)

AMG FL Holdings, LLC, a Delaware limited liability company

AMG Genesis, LLC, a Delaware limited liability company (through AMG New York Holdings Corp.)

AMG Global, Inc., a Delaware corporation

AMG LGP Acquisition, LLC, a Delaware limited liability company

AMG London Holdings Corp., a Delaware corporation

AMG New York Holdings Corp., a Delaware corporation

AMG Northeast Holdings, Inc., a Delaware corporation

AMG Northeast Investment Corp., a Delaware corporation (through AMG Northeast Holdings, Inc.)

AMG PA Holdings Partnership, a Delaware general partnership (through AMG Northeast Holdings, Inc. and AMG Northeast Investment Corp.)

AMG Plymouth UK Holdings (1) Limited, a limited company incorporated in England and Wales (through AMG London Holdings Corp.)

AMG Properties LLC, a Delaware limited liability company

AMG Renaissance Holdings LLC, a Delaware limited liability company

AMG TBC, LLC, a Delaware limited liability company

AMG Wealth Partners, LP, a Delaware limited partnership (through AMG WP GP Holdings Corp. and AMG WP LP Holdings, LLC)

AMG WF Holdings LLC, a Delaware limited liability company (through AMG WP GP Holdings Corp., AMG WP LP Holdings, LLC and AMG Wealth Partners, LP)

AMG WP GP Holdings Corp., a Delaware corporation

AMG WP LP Holdings, LLC, a Delaware limited liability company

AMG/FAMI Investment Corp., a Nova Scotia corporation (through AMG/North America Holding Corp.)

AMG/Midwest Holdings, Inc., a Delaware corporation

AMG/Midwest Holdings, LLC, a Delaware limited liability company (directly, and through AMG/Midwest Holdings, Inc.)

AMG/North America Holding Corp., a Delaware corporation

AMG/TBC Holdings, Inc., a Delaware corporation

Arrow Acquisition LLC, a Delaware limited liability company (through AMG New York Holdings Corp.)

BMCM Acquisition, LLC, a Delaware limited liability company (through AMG New York Holdings Corp.)

Bowman Partners GP Co., a Cayman Islands exempted company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Catalyst Acquisition II, Inc., a Delaware corporation

Channel Ventures GP Limited, a Cayman Islands exempted company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Chicago Acquisition, LLC, a Delaware limited liability company (through AMG/Midwest Holdings, Inc.)

Cinegate Financial Services Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

Cinegate Production Management Services 2001 Inc., a Canada corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., and FIAMI Production Management Services 2001 Inc.)

El-Train Acquisition LLC, a Delaware limited liability company (through AMG New York Holdings Corp.)

FA (DE) Acquisition Company, LLC, a Delaware limited liability company

FA (WY) Acquisition Company, Inc., a Delaware corporation

FCMC Holdings LLC, a Delaware limited liability company

FIAMI Production Management Services 2001 Inc., a Canada corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

First Asset Capital Management (III) Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., and First Asset Resources Inc.)

First Asset Resources Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

First Quadrant Corp., a New Jersey corporation (through First Quadrant Holdings, LLC)

First Quadrant Holdings, LLC, a Delaware limited liability company

Frontier Capital Management Incentive, LLC, a Delaware limited liability company (through FCMC Holdings LLC)

GE Asia GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Gotham Acquisition GP, LLC, a Delaware limited liability company

Gotham Acquisition LP, LLC, a Delaware limited liability company

HWL Holdings Corp., a Delaware corporation

Klee Asia I GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Klee Europe I GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Klee Europe II GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Klee USA I GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Klee USA II GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

LTEIP 2011 GP Holdings Corp., a Delaware corporation

LTEIP GP Holdings, LLC, a Delaware limited liability company

LTEIP LP Holdings, LLC, a Delaware limited liability company

Managers Distributors, Inc., a Delaware corporation (through AMG Global, Inc., TMF Corp. and Managers Investment Group LLC)

Managers Investment Group LLC, a Delaware limited liability company (through AMG Global, Inc. and TMF Corp.)

Manor LLC, a Delaware limited liability company

Monteverdi GP Limited, a limited company incorporated in Scotland (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Holdings Limited)

Odin GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon (US) LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon Birkin GP LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon BVK GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon Capital (Asia) Limited, a limited company incorporated in Hong Kong (through AMG London Holdings Corp. and AMG Plymouth UK Holdings (1) Limited)

Pantheon Global Co-investment Opportunities GP Ltd, a Cayman Islands exempted company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon GP Limited, a limited company incorporated in England and Wales (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Holdings Limited)

Pantheon Holdings Limited, a limited company incorporated in England and Wales (through AMG London Holdings Corp. and AMG Plymouth UK Holdings (1) Limited)

Pantheon Industriens GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon KSA GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon Lille GP Limited, a limited company incorporated in Scotland (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Holdings Limited)

Pantheon OPERS GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon Partners Participation GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon PSI GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon Standard GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon Ventures (Guernsey) Limited, a Guernsey limited company (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Holdings Limited)

Pantheon Ventures (Scotland) GP Limited, a limited company incorporated in Scotland (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Holdings Limited)

Pantheon Ventures Inc., a California corporation (through AMG London Holdings Corp.)

Pantheon Ventures Limited, a limited company incorporated in England and Wales (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Holdings Limited)

Papillon GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PASIA V GP Limited, a limited company incorporated in Guernsey (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, and Pantheon Ventures (Guernsey) Limited)

PASIA VI GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PEAF VI GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PEMF (ex-Asia) GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PEURO V GP Limited, a limited company incorporated in Guernsey (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, and Pantheon Ventures (Guernsey) Limited)

PEURO VI GP Limited, a limited company incorporated in Guernsey (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, and Pantheon Ventures (Guernsey) Limited)

PEURO VII GP Limited, a limited company incorporated in Guernsey (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, and Pantheon Ventures (Guernsey) Limited)

PGCO II GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PGIF GP Limited, a limited company incorporated in Guernsey (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, and Pantheon Ventures (Guernsey) Limited)

PGIF GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PGSF III GP Limited, a limited company incorporated in Guernsey (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, and Pantheon Ventures (Guernsey) Limited)

PGSF IV Feeder GP Limited, a limited company incorporated in England and Wales (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Holdings Limited)

PGSF IV GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PGSH GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Prides Crossing Holdings LLC, a Delaware limited liability company

PUSA VIII Feeder GP Limited, a limited company incorporated in England and Wales (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Holdings Limited)

PUSA IX Feeder GP Limited, a limited company incorporated in England and Wales (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Holdings Limited)

PUSA IX GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PUSA SFP IX GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Quartet Capital Corporation, an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

Red Mile Syndication Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., and FIAMI Production Management Services 2001 Inc.)

SCP GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Shamrock GP Limited, a limited company incorporated in Guernsey (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, and Pantheon Ventures (Guernsey) Limited)

SPO GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, Pantheon Ventures (Guernsey) Limited, and Shamrock GP Limited)

Squam Acquisition GP, LLC, a Delaware limited liability company (through AMG WP GP Holdings Corp., AMG WP LP Holdings, LLC, and AMG Wealth Partners, LP)

Squam Acquisition LP, LLC, a Delaware limited liability company (through AMG WP GP Holdings Corp., AMG WP LP Holdings, LLC, and AMG Wealth Partners, LP)

TimesSquare Manager Member, LLC, a Delaware limited liability company (through AMG Northeast Holdings, Inc. and AMG Northeast Investment Corp.)

Titan NJ GP Holdings, Inc., a Delaware corporation

Titan NJ LP Holdings, LLC, a Delaware limited liability company

TMF Corp., a Delaware corporation (through AMG Global, Inc.)

Topspin Acquisition, LLC, a Delaware limited liability company

Trident NYC Acquisition, LLC, a Delaware limited liability company

Welch & Forbes, Inc., a Massachusetts corporation

ENTITIES THAT ARE NOT WHOLLY-OWNED AND IN WHICH THE BORROWER HAS A MAJORITY INTEREST (DIRECT AND INDIRECT)

Advantage Outsourcing Solutions, LLC, a Delaware limited liability company (through AMG Northeast Holdings, Inc., AMG PA Holdings Partnership, and Rorer Asset Management, LLC)

Arrow Bidco Limited, a limited company incorporated in the United Kingdom (through AMG New York Holdings Corp. and Arrow Acquisition LLC)

Artemis Asset Management Limited, a limited company incorporated in the United Kingdom (through AMG New York Holdings Corp., Arrow Acquisition LLC, and Arrow Bidco Limited)

Artemis Fund Managers Limited, a limited company incorporated in the United Kingdom (through AMG New York Holdings Corp., Arrow Acquisition LLC, Arrow Bidco Limited, Artemis Asset Management Limited, Artemis Strategic Asset Management Limited, and Artemis Investment Management LLP)

Artemis Investment Management LLP, a United Kingdom limited liability partnership, (through AMG New York Holdings Corp., Arrow Acquisition LLC, Arrow Bidco Limited, Artemis Asset Management Limited, and Artemis Strategic Asset Management Limited)

Artemis Strategic Asset Management Limited, a limited company incorporated in the United Kingdom (through AMG New York Holdings Corp., Arrow Acquisition LLC, Arrow Bidco Limited, and Artemis Asset Management Limited)

Aston Asset Management, LP, a Delaware limited partnership (through Manor LLC)

Chicago Equity Partners, LLC, a Delaware limited liability company (through AMG/Midwest Holdings, Inc. and Chicago Acquisition, LLC)

First Quadrant, L.P., a Delaware limited partnership (through First Quadrant Holdings, LLC and First Quadrant Corp.)

Foyston, Gordon & Payne Inc., a Canada corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

Friess Associates of Delaware, LLC, a Delaware limited liability company (through FA (DE) Acquisition Company, LLC)

Friess Associates, LLC, a Delaware limited liability company (through FA (WY) Acquisition Company, Inc.)

Frontier Capital Management Company, LLC, a Delaware limited liability company (through FCMC Holdings LLC)

Gannett Welsh & Kotler, LLC, a Delaware limited liability company (through AMG Boston Holdings, LLC)

Genesis Asset Managers, LLP, a Delaware limited liability partnership (through AMG New York Holdings Corp. and AMG Genesis, LLC)

Harding Loevner LP, a Delaware limited partnership (through Titan NJ GP Holdings, Inc. and Titan NJ LP Holdings, LLC)

J.M. Hartwell Limited Partnership, a Delaware limited partnership (through AMG New York Holdings Corp. and HWL Holdings Corp.)

M.J. Whitman LLC, a Delaware limited liability company (through AMG New York Holdings Corp., El-Train Acquisition LLC, and Third Avenue Holdings Delaware LLC)

New GAML Holdco, Ltd., a Cayman Islands exempted company (through AMG New York Holdings Corp., AMG Genesis, LLC, and Genesis Asset Managers, LLP)

New Millennium Venture Partners Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

Pantheon Capital Partners GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Pantheon Ventures (HK) LLP, an England and Wales limited liability partnership (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, and Pantheon Capital (Asia) Limited, and through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, Pantheon Ventures Limited, and Pantheon Ventures (UK) LLP)

Pantheon Ventures (UK) LLP, an England and Wales limited liability partnership (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, and Pantheon Ventures Limited)

Pantheon Ventures (US) Holdings LLP, a Delaware limited liability partnership (through AMG London Holdings Corp., AMG Plymouth UK Holdings (1) Limited, Pantheon Holdings Limited, Pantheon Ventures Limited, and Pantheon Ventures (UK) LLP)

Pantheon Ventures (US) LP, a Delaware limited partnership (through AMG London Holdings Corp., Pantheon Ventures Inc., and Pantheon (US) LLC)

PEURO IV GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PGSF II GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PGSF III GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Private Debt LLC, a Delaware limited liability company (through AMG New York Holdings Corp., El-Train Acquisition LLC, Third Avenue Holdings Delaware LLC, and M.J. Whitman LLC)

PUSA VI GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PUSA VII GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PUSA VIII GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

PVP II GP, LLC, a Delaware limited liability company (through AMG London Holdings Corp. and Pantheon Ventures Inc.)

Rorer Asset Management, LLC, a Delaware limited liability company (through AMG Northeast Holdings, Inc. and AMG PA Holdings Partnership)

Systematic Financial Management, L.P., a Delaware limited partnership (through Titan NJ LP Holdings, LLC)

The Renaissance Group LLC, a Delaware limited liability company (through AMG Renaissance Holdings LLC)

Third Avenue Holdings Delaware LLC, a Delaware limited liability company (through AMG New York Holdings Corp. and El-Train Acquisition LLC)

Third Avenue Management LLC, a Delaware limited liability company (through AMG New York Holdings Corp., El-Train Acquisition LLC, and Third Avenue Holdings Delaware LLC)

TimesSquare Capital Management, LLC, a Delaware limited liability company (through AMG Northeast Holdings, Inc., AMG Northeast Investment Corp., and TimesSquare Manager Member, LLC)

Trilogy Global Advisors International LLP, a limited liability partnership incorporated in the United Kingdom (through Trident NYC Acquisition, LLC, Trilogy Global Advisors, LP, and Trilogy Global Advisors UK Holdings Limited)

Trilogy Global Advisors UK Holdings Limited, a limited company incorporated in the United Kingdom (through Trident NYC Acquisition, LLC and Trilogy Global Advisors, LP)

Trilogy Global Advisors, LP, a Delaware limited partnership (through Trident NYC Acquisition, LLC)

Tweedy, Browne Company LLC, a Delaware limited liability company (through AMG/TBC Holdings, Inc. and AMG TBC, LLC)

Veritable, LP, a Delaware limited partnership (through AMG WP GP Holdings Corp., AMG WP LP Holdings, LLC, AMG Wealth Partners, LP, Squam Acquisition GP, LLC, and Squam Acquisition LP, LLC)

Welch & Forbes LLC, a Delaware limited liability company (through AMG WP GP Holdings Corp., AMG WP LP Holdings, LLC, AMG Wealth Partners, LP, and AMG WF Holdings LLC)

Yacktman Asset Management LP, a Delaware limited partnership (through Gotham Acquisition GP, LLC and Gotham Acquisition LP, LLC)

ENTITIES IN WHICH THE BORROWER HAS A MINORITY INTEREST (DIRECT AND INDIRECT)

AQR Capital Management Holdings, LLC, a Delaware limited liability company (through Topspin Acquisition, LLC)

AQR Capital Management II, LLC, a Delaware limited liability company (through Topspin Acquisition, LLC and AQR Capital Management Holdings, LLC)

AQR Capital Management, LLC, a Delaware limited liability company (through Topspin Acquisition, LLC and AQR Capital Management Holdings, LLC)

Beutel, Goodman & Company Ltd., a Canada corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., First Asset Resources Inc., and First Asset Capital Management (III) Inc.)

BlueMountain Capital Management, LLC, a Delaware limited liability company (through AMG New York Holdings Corp. and BMCM Acquisition, LLC)

BlueMountain GP Holdings, LLC, a Delaware limited liability company (through AMG New York Holdings Corp. and BMCM Acquisition, LLC)

Deans Knight Capital Management Ltd., a Canada corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

Genesis Investment Management, LLP, a U.K. limited liability partnership (through AMG New York Holdings Corp., AMG Genesis, LLC, and Genesis Asset Managers, LLP)

Lattice Strategies LLC, a Delaware limited liability company (through AMG LGP Acquisition, LLC)

Long-Term Equity Interests Plan 2010, LP, a Delaware limited partnership (through LTEIP GP Holdings, LLC)

Long-Term Equity Interests Plan 2011, LP, a Delaware limited partnership (through LTEIP 2011 GP Holdings Corp.)

Long-Term Equity Interests Plan, LP, a Delaware limited partnership (through LTEIP 2011 GP Holdings Corp.)

Montrusco Bolton Focus Global Fund Inc., a Cayman Islands corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., and Montrusco Bolton Investments Inc.)

Montrusco Bolton Investments Inc., a Canada corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

VA Partners I, LLC, a Delaware limited liability company (through Catalyst Acquisition II, Inc., ValueAct Holdings GP, LLC, and ValueAct Holdings, L.P.)

VA Partners III, LLC, a Delaware limited liability company (through Catalyst Acquisition II, Inc., ValueAct Holdings GP, LLC, and ValueAct Holdings, L.P.)

VA SmallCap Partners, LLC, a Delaware limited liability company (through Catalyst Acquisition II, Inc., ValueAct Holdings GP, LLC, ValueAct Holdings, L.P., and VA Partners I, LLC)

Value Partners Group Limited, a Cayman Islands exempted company (through AKH Holdings LLC, and through AMG/North America Holding Corp., AMG/FAMI Investment Corp., and AMG Canada Corp.)

ValueAct Capital Management, L.P., a Delaware limited partnership (through Catalyst Acquisition II, Inc., ValueAct Holdings GP, LLC, ValueAct Holdings, L.P., and ValueAct Capital Management, LLC)

ValueAct Capital Management, LLC, a Delaware limited liability company (through Catalyst Acquisition II, Inc., ValueAct Holdings GP, LLC, and ValueAct Holdings, L.P.)

ValueAct Holdings GP, LLC, a Delaware limited liability company (through Catalyst Acquisition II, Inc.)

ValueAct Holdings, L.P., a Delaware limited partnership (through Catalyst Acquisition II, Inc. and ValueAct Holdings GP, LLC)

ValueAct SmallCap Management, LLC, a Delaware limited liability company (through Catalyst Acquisition II, Inc., ValueAct Holdings GP, LLC, and ValueAct Holdings, L.P.)

ValueAct SmallCap Management, L.P., a Delaware limited partnership (through Catalyst Acquisition II, Inc., ValueAct Holdings GP, LLC, ValueAct Holdings, L.P., ValueAct SmallCap Management, LLC and ValueAct Capital Management, L.P.)

Wilshire Financial Services Inc., an Alberta corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., and First Asset Resources Inc.)

Schedule 7.7

Transactions with Affiliates

None.

Schedule 10.2

Addresses

BORROWER:

Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts 01965
Attention:  Chief Financial Officer
Telephone:  (617) 747-3300
Fax:  (617) 747-3380
Website Address: www.amg.com

with a copy to:

Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts 01965
Attention:  General Counsel
Telephone:  (617) 747-3300
Fax:  (617) 747-3380
Website Address: www.amg.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
101 N. Tryon Street
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention:  Robert Garvey
Telephone:  980-387-9468
Telecopier:  617-310-3288

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
101 S. Tryon Street

Mail Code:  NC1-002-15-36
Charlotte, NC 28255

Attention:  Cindy Jordan

Telephone:  980-386-2359

Telecopier:  704-409-0883

SWINGLINE LENDER:
Bank of America, N.A.
101 N. Tryon Street
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention:  Robert Garvey
Telephone:  980-387-9468
Telecopier:  617-310-3288

EXHIBIT A TO
CREDIT AGREEMENT

FORM OF NOTE

[Date]

FOR VALUE RECEIVED, the undersigned, Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to                    (the “Lender”), at the Administrative Agent’s Office in lawful money of the United States of America and in immediately available funds, on the Termination Date the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement referred to below.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The Lender is authorized to record in its records, or on the schedules annexed hereto, the date, Type and amount of each Revolving Loan made by it pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to the other Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto.  Each such recordation shall constitute prima facie evidence of the accuracy of the information recorded.  The failure to make any such recordation shall not affect the obligations of the Borrower in respect of any such Loan.

This Note (a) is one of the Notes referred to in the Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lender, various other financial institutions, and Bank of America, N.A., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

Upon the occurrence of any Event of Default, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

Schedule A
to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B
to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT B TO

CREDIT AGREEMENT

FORM OF BORROWER CERTIFICATE

AFFILIATED MANAGERS GROUP, INC.

April 30, 2013

Pursuant to subsection 5.1(d) of the Credit Agreement dated as of April 30, 2013 (the “Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent, the undersigned Responsible Officer of the Borrower hereby certifies as follows:

1.             The representations and warranties of the Borrower set forth in the Agreement and each of the other Loan Documents to which the Borrower is a party or which are contained in any certificate or financial statement furnished by or on behalf of the Borrower pursuant to or in connection with any Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.             Exhibit A hereto sets forth all consents or authorizations of, filings with, notices to or other acts by or in respect of any Governmental Authority or any other Person required in connection with the execution, delivery, performance, validity or enforceability of the Agreement and the other Loan Documents and such consents, authorizations and filings are in full force and effect on the date hereof.

3.             No Default has occurred and is continuing as of the date hereof or would result from the making of the Loans on the date hereof.

4.             Since December 31, 2012, there has been no event or condition which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.             There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred materially adversely affecting or to my knowledge threatening the continued corporate existence of the Borrower after the date hereof.

6.             The Debt Rating of the Borrower on the date hereof is “BBB-” by S&P.

B-1

IN WITNESS WHEREOF, the undersigned has hereto set his or her name as of the date first set forth above.

AFFILIATED MANAGERS GROUP, INC.

By
Name:
Title:

B-2

EXHIBIT C TO

CREDIT AGREEMENT

FORM OF OPINION OF BORROWER’S COUNSEL

Please see attached.

             , 20

To the Lenders and the Administrative Agent party to

the Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as counsel to the Company (as defined below) in connection with the Credit Agreement dated as of the date hereof (the “Credit Agreement”), among Affiliated Managers Group, Inc., a Delaware corporation (the “Company”), Bank of America, N.A., as Administrative Agent, and the several banks and other financial institutions from time to time parties thereto as Lenders.  Capitalized terms that are used and not defined in this opinion letter have the meanings given to them in the Credit Agreement.

This opinion letter is furnished to you pursuant to Section 5.1(j) of the Credit Agreement.  The Credit Agreement and the Notes are referred to herein collectively as the “Credit Documents”.

We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.  In conducting such investigation of fact, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate Persons, and on the covenants as to the application of proceeds contained in the Credit Documents.

The opinions expressed herein are limited to matters governed by the laws of the State of New York, the Delaware General Corporation Law, and the federal laws of the United States of America (collectively, the “Covered Laws”).

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.             The Company (a) is a corporation validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power to execute, deliver and perform its obligations under each of the Credit Documents.

2.             The Company has duly authorized, executed and delivered each of the Credit Documents.

3.             Each of the Credit Documents constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

4.             The execution and delivery by the Company of the Credit Documents and the performance by the Company of its obligations thereunder will not violate or require the repurchase of securities under the charter or by-laws of the Company.  The execution and delivery by the Company of the Credit Documents and the performance by the Company of its obligations thereunder (a) will not violate any Covered Laws and (b) will not result in a breach or violation of, constitute a default, or require the repurchase of securities under, any of the agreements, instruments, court orders, judgments or decrees listed on Schedule 1 hereto.

5.             Under the Covered Laws, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the Company in connection with the execution and delivery of the Credit Documents or the performance by the Company of its obligations thereunder.

6.             We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Credit Documents.

7.             The Company is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

8.             Assuming that the proceeds of the Loans are applied in the manner contemplated by, and subject to the limitations contained in, the Credit Agreement, neither the making of the Loans under the Credit Agreement, nor the application of the proceeds thereof, will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Our opinion that the Credit Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms is subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

We express no opinion with respect to the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law.

Our opinions are also subject to the qualification that the enforceability of provisions in the Credit Documents providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on statutory or public policy grounds.  In addition, we express no opinion as to the enforceability of (i) rights of setoff or (ii) rights to receive liquidated damages, prepayment premiums or the unaccrued portion of original issue discount upon acceleration, in each case to the extent determined to be unreasonable or to constitute a penalty or unmatured interest.  In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the federal courts.  In connection with the provisions of the Credit Documents concerning personal jurisdiction and venue, we note that under NYCPLR § 510 a New York State court has discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action to another district or division where it might have been brought.

In addition, certain provisions contained in the Credit Documents may be further limited or rendered unenforceable by applicable law, but in our opinion the inclusion of such provisions in the Credit Documents does not render the Credit Documents invalid as a whole or interfere with the practical realization of the benefits intended to be provided thereby.

This opinion letter is furnished only to the addressees and is solely for their benefit and the benefit of their assignees who become Lenders under the Credit Agreement; provided, that (i) no assignee shall have any greater rights with respect to this opinion letter than the original addressees hereof, (ii) no reissuance of this opinion letter shall be deemed to have occurred subsequent to the date hereof by reason of any such assignment and (iii) no such assignment shall be deemed to extend any statute of limitations period applicable on the date hereof.  This opinion may not be relied upon for any other purpose or by any other Person without our prior written consent.

Very truly yours,

Ropes & Gray LLP

EXHIBIT D TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective Commitments/Loans identified below (including, without limitation, the Swingline Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is][is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] of [identify Lender]]

3.	Borrower:	Affiliated Managers Group, Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of April 30, 2013 among Affiliated Managers Group, Inc., various financial institutions and Bank of America, N.A., as Administrative Agent.

6.	Assigned Interest:

Assignor[s](5)	Assignee[s](6)	Aggregate Commitment/Loans of all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans(7)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date: ](8)

Effective Date:                                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(5)           List each Assignor, as appropriate.

(6)           List each Assignee, as appropriate.

(7)           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(8)           To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](9) Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:](10)

AFFILIATED MANAGER GROUP, INC.

By:
Title:

(9)           To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(10)         To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender) is required by the terms of the Credit Agreement.

EXHIBIT E TO

CREDIT AGREEMENT

FORM OF CONFIDENTIALITY AGREEMENT

[LETTERHEAD OF INFORMATION RECIPIENT]

                              ,

[Name and Address of
  Information Provider]

Dear Sirs:

In connection with our interest in entering into a transaction (“Transaction”) [to purchase [a participation interest in] [an assignment of] the rights of a Lender pursuant to Section 10.6] of the Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Affiliated Managers Group, Inc. (the “Company”), various financial institutions and Bank of America, N.A., as Administrative Agent, the Company is furnishing us with certain information which is either non-public, confidential or proprietary in nature.  All information furnished (irrespective of the form of communication) to us, our agents or our representatives, including without limitation attorneys, accountants, consultants and financial advisors (collectively, “representatives”), by the Company or any of its representatives, and all analyses, compilations, data, studies or other documents prepared by us or our representatives containing, or based in whole or in part on, any such furnished information or reflecting our review or assessment of the Company are hereinafter collectively referred to as the “Information”.  In consideration of our being furnished with the Information, we agree that:

1.             The Information will be kept confidential, will not, without the prior written consent of the Company or except as required by law (including to bank regulators and examiners) and then only with prior written notice as soon as possible to the Company (provided that such written notice shall not be required for ordinary course disclosures pursuant to requests by bank regulators and examiners or to the extent prohibited by law or legal process), be disclosed by us or our representatives, in any manner whatsoever, in whole or in part, and will not be used by us or our representatives directly or indirectly for any purpose other than evaluating a Transaction.  Moreover, we agree to transmit the Information only to those representatives who need to know the Information for the purpose of evaluating a Transaction, who are informed by us of the confidential nature of the Information and who are provided with a copy of this Confidentiality Agreement (this “Agreement”) and agree to be bound by the terms of this Agreement.  We will be responsible for any breach of this Agreement by our representatives.

2.             Without the Company’s prior written consent, we and our representatives will not disclose to any other person the fact that the Information has been made available, that discussions or negotiations are taking place concerning a possible transaction involving us and the Company or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, except as required by law (including to bank regulators and examiners) and then only with prior written notice as soon as possible to the Company (provided that such written notice shall not be required for ordinary course disclosures pursuant to requests by bank regulators and examiners or to the extent prohibited by law or legal process).  The term “person” as used in this letter shall be interpreted to include, without limitation, the media and any corporation, company, group, partnership or individual.

3.             The Information and all copies thereof will be destroyed or returned immediately, without retaining any copies thereof, (a) if we do not within a reasonable time proceed with a Transaction or (b) at any earlier time that the Company so requests; provided that we may retain copies of Information as required by law (including bank regulations), pursuant to our customary document retention policies or in back-up tapes or similar electronic form.  Notwithstanding the return or destruction of the Information, we and our representatives will continue to be bound by our obligations hereunder.

4.             This Agreement shall be inoperative as to such portions of the Information which (a) are or become generally available to the public other than as a result of a disclosure by us or our representatives; (b) become available to us on a nonconfidential basis from a source other than the Company or one of its representatives which has represented to us that it is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to any portion of the Information; or (c) were known to us on a nonconfidential basis prior to its disclosure to us by the Company or one of its representatives.

5.             We understand that the Company has endeavored to include in the Information those materials which are believed to be reliable and relevant for the purpose of our evaluation, but we acknowledge that the Company and its representatives make no representation or warranty as to the accuracy or completeness of the Information.  We agree that the Company and its representatives shall have no liability to us or to any of our representatives as a result of the use of the Information by us and our representatives, it being understood that only those particular representations and warranties which may be made by the Company in a definitive agreement, when, as and if it is executed, and subject to such limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect.  We further agree that unless and until a definitive agreement regarding a Transaction has been executed, neither we nor the Company will be under any legal obligation of any kind whatsoever with respect to any Transaction by virtue of this Agreement except for the matters specifically agreed to herein.  We acknowledge and agree that the Company reserves the right to exercise its consent rights under the Credit Agreement (such consent not to be unreasonably withheld or delayed).

6.             In the event that we or anyone to whom we transmit the Information pursuant to this Agreement are requested or become legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of the Information, we will (so long as not prohibited by law or legal process) provide the Company with prompt written notice so that the Company may seek (with our cooperation, if so requested by the Company) a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  In the event that such protective order or other remedy is not obtained, or the Company waives compliance with the provisions of this Agreement, we will furnish only that portion of the Information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

7.             We acknowledge that we are aware, and we will advise our representatives who receive Information, that the U.S. securities laws restrict any person who has material, non-public information concerning the Company from purchasing or selling securities of the Company (and options, warrants and rights relating thereto).

8.             We agree that the Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any actual or threatened breach of this Agreement.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement by us or our representatives but shall be in addition to all other remedies available at law or equity.

9.             It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

10.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

Very truly yours,

[NAME OF INFORMATION RECIPIENT]

By:

EXHIBIT F TO

CREDIT AGREEMENT

TERMS AND CONDITIONS OF SUBORDINATED INDEBTEDNESS

Subordination Provisions

(a)           General.  This [                  ], including all principal, interest, fees, costs, enforcement expense (including legal fees and disbursements), and any other reimbursement and indemnity obligations created or evidenced by this [                    ], or any prior, concurrent or subsequent notes, instruments, or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of [the Payee] (“Subordinated Debt”) and any and all documents or instruments evidencing, guaranteeing or securing directly or indirectly any of the foregoing, whether now existing or hereafter created (“Subordinated Documents”), shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the Senior Debt, whether now or hereafter incurred or owed by the Maker.  Notwithstanding the immediately preceding sentence, the Maker shall be permitted to pay, and [the Payee] shall be permitted to receive, any regularly scheduled payment of interest or principal on this [              ], so long as at the time of such payment, such payment is permitted and no default or event of default has occurred and is continuing, in each case under the terms and provisions of any Senior Debt or would occur after giving effect thereto.

(b)           Enforcement.  [The Payee] will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Section [      ].  Without limiting the foregoing, [the Payee] will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except (i) in each such case as necessary, so long as no default or event of default has occurred and is then continuing under the terms and provisions of any Senior Debt or would occur after giving effect thereto, to collect any sums expressly permitted to be paid by the Maker pursuant to Section [    ](a) above or (ii) to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitations.  Until the Senior Debt has been finally paid in full in cash, [the Payee] shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Maker or any guarantor of or provider of collateral security for any Senior Debt.  [The Payee] further waives any and all rights with respect to marshalling.

(c)           Payments Held in Trust.  [The Payee] will hold in trust and immediately pay over to the holders of Senior Debt, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash (or cash equivalent) amount that the Maker pays to [the Payee] with respect to the Subordinated Debt, or as collateral for the Senior Debt any other assets of the Maker that [the Payee] may receive with respect to Subordinated Debt, in each case except with respect to payments expressly permitted pursuant to Section [    ](a) above.

(d)           Defense to Enforcement.  If [the Payee], in contravention of the terms of this [            ], shall commence, prosecute or participate in any suit, action or proceeding against the Maker, then the Maker may interpose as a defense or plea the agreements in this [          ], and any holder of Senior Debt may intervene and interpose such defense or plea in its name or in the name of the Maker.  If [the Payee], in contravention of the terms of this [                ], shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then any holder of Senior Debt or the Maker may, by virtue of this Agreement, restrain the enforcement thereof in the name of any holder of Senior Debt or in the name of the Maker.  If [the Payee], in contravention of the terms of this Agreement, obtains any cash or other assets of the Maker as a result of any administrative, legal or equitable actions, or otherwise, [the Payee] agrees forthwith to pay, deliver and assign to the holders of Senior Debt, with appropriate endorsements, any such cash (or cash equivalent) for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

(e)           Bankruptcy, Etc.

(i)            At any meeting of creditors of the Maker or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Maker or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Maker or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Maker for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the holders of Senior Debt are hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect any cash or other assets of the Maker distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the holders of Senior Debt elect to effect, until all of the Senior Debt shall have been paid in full in cash.

(ii)           Notwithstanding the foregoing provisions of Section[      ](e)(i) above, [the Payee] shall be entitled to receive and retain any securities of the Maker or any other corporation or other entity provided for by a plan of reorganization or readjustment provided that: (x) the payment of such securities is subordinate, at least to the extent provided in this [                    ] with respect to Subordinated Debt, to the payment of all Senior Debt under any such plan of reorganization or readjustment, (y) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered or impaired by such arrangement, reorganization or readjustment, and (z) all other terms of such arrangement, reorganization or readjustment are acceptable to the holders of Senior Debt.

(iii)          [[The Payee] undertakes and agrees for the benefit of each holder of Senior Debt to execute, verify, deliver and file any proof of claim, consent, assignment or other instrument which any holder of Senior Debt may at any time require in order to prove and realize upon any right or claim pertaining to the Subordinated Debt and to effectuate the full benefit of the subordination contained herein; and upon failure of [the Payee] so to do prior to 30 days before the expiration any such holder of Senior Debt shall be deemed irrevocably appointed the agent and attorney-in-fact of [the Payee] to execute, verify, deliver and file any such proof of claim, consent, assignment or other instrument.](11)

(iv)          At any such meeting of creditors or in the event of any such case or proceeding, [the Payee] shall not vote with respect to any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) [the Payee]’s obligations and agreements set forth in this Agreement.

(f)            Freedom of Dealing.  [The Payee] agrees that the Maker may, from time to time and at any time, incur additional Senior Debt as it deems necessary, appropriate or desirable in its sole discretion.  [The Payee] agrees, with respect to any and all Senior Debt and any and all collateral therefor or guaranties thereof, that the Maker and the holders of Senior Debt may agree to increase the amount of any Senior Debt or otherwise modify the terms of any Senior Debt, and the holders of Senior Debt may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Maker and all other persons, in each case without the consent of [the Payee] and without affecting the agreements of [the Payee] contained in this [              ]; provided, however, that nothing contained in this Section [      ](f) shall constitute a waiver of the right of the Maker itself to agree to or consent to a settlement or compromise of a claim which any holder of Senior Debt may have against the Maker.

(g)           Sale of Subordinated Debt.  [The Payee] will not, at any time while this Agreement is in effect, sell, transfer, pledge, assign, hypothecate or otherwise dispose of any Subordinated Debt to any person other than a person who agrees in a writing, satisfactory in form and substance to the Maker and the holders of a majority of the then outstanding principal amount of Senior Debt, to be bound by all of the obligations of [the Payee] hereunder.  In the case of any such disposition by [the Payee], [the Payee] will use its best efforts to notify each holder of Senior Debt at least 10 days prior to the date of any of such intended disposition.

(h)           Continuation of Subordination.  To the extent that the Maker or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect (and continue to have the benefit of the subordination provisions hereof) as if

(11)  This clause (iii) shall only be required for Subordinated Payment Notes issued on or after the Closing Date.

such Voided Payment had never been made.  To the extent that [the Payee] has received any payments with respect to Subordinated Debt subsequent to the date of the initial receipt of such Voided Payment by a holder of Senior Debt and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, [the Payee] shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the recipient of the Voided Payment, and [the Payee] hereby agrees to pay to the recipient of the Voided Payment, upon demand, the full amount so received by [the Payee] during such period of time to the extent necessary fully to restore to the recipient of the Voided Payment the amount of such Voided Payment.

(i)            Continuing Agreement.  The provisions of this Section [    ] constitute a continuing agreement and shall be binding upon the Maker and [the Payee] and their successors and assigns, and inure to the benefit of and be enforceable by each holder of Senior Debt and their successors, transferees and assigns.

For purposes of these subordination provisions, Senior Debt would be defined as follows:

“Senior Debt” means (i) all indebtedness of the Maker for or relating to money borrowed from banks or other institutional lenders or evidenced by a note, bond, debenture or similar instrument and financing leases, including any extension or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with the [                  ]s, (ii) all guaranties by the Maker, which are not by their terms subordinate and junior to or on a parity with the [              ]s, of indebtedness of any subsidiary if such indebtedness would have been Senior Debt pursuant to the provisions of clause (i) of this sentence had it been indebtedness of the Maker, (iii) all obligations of the Maker in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of the Maker, and (iv) all obligations of the Maker in connection with an interest rate swap, cap or collar agreement or similar arrangement between the Maker and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies, in each case including all principal, interest (including, without limitation, any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to the Maker, whether or not such interest is allowable as a claim in any such proceeding), fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating to any of the foregoing.  Senior Debt shall expressly include any and all interest accruing and out-of-pocket costs or expenses incurred after the date of any filing by or against the Maker of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency, or reorganization act regardless of whether the claim of any holder of Senior Debt therefor is allowed or allowable in the case or proceeding relating thereto.

EXHIBIT G TO
CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                , 20

To:                             Bank of America, N.A., as Administrative Agent,
and the Lenders under the Credit Agreement referred to below

Ladies and Gentlemen:

Please refer to the Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [                                      ] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             The year-end audited financial statements required by Section 6.1(a) of the Credit Agreement for the fiscal year ended as of the Financial Statement Date specified above (the “Statement Date”), together with the report and opinion of an independent certified public accountant required by such section, are either attached hereto or have been filed with the Securities and Exchange Commission.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             The quarter-end unaudited financial statements required by Section 6.1(b) of the Credit Agreement for the fiscal quarter ended as of the Financial Statement Date specified above (the “Statement Date”), are either attached hereto or have been filed with the Securities and Exchange Commission.  Such financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the period covered by the attached financial statements with a view to determining whether during such period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned no Default exists.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

3.             Attached hereto is a true and accurate calculation of each of the financial ratios and restrictions set forth on Section 7.1 of the Credit Agreement as of the Statement Date.

4.             Attached hereto is a description of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

5.             Attached hereto is a listing for each Investment Firm of its aggregate assets under management as of the Statement Date.

6.             Attached hereto is a listing of all Acquisitions for which less than $300,000,000 (but greater than $150,000,000) in aggregate consideration (including any non-cash consideration) was paid, together with all documents required pursuant to Section 6.2(e)(i) of the Credit Agreement.

7.             Attached hereto is a listing of each new Subsidiary created or acquired (other than a shell Subsidiary created only to hold a name, but that is not yet capitalized or conducting business operations or owning material assets).

8.             Attached hereto is a listing of all Acquisitions of additional Capital Stock of any existing Investment Firm consummated during the most recently ended fiscal quarter.

9.             Attached hereto is a calculation of Total Indebtedness less the aggregate amount of cash and Cash Equivalents permitted to be deducted therefrom pursuant to the definition of “Leverage Ratio” in the Credit Agreement.

10.          Attached hereto is a description in reasonable detail of any material deferral or waiver by the Borrower or its Subsidiaries of any payment under a Revenue Sharing Agreement with respect to any entity in which the Borrower or any Subsidiary has a minority interest.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             , 20    .

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

EXHIBIT H TO
CREDIT AGREEMENT

FORM OF BORROWING NOTICE

Date:                , 20

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Please refer to the Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

[A.                                The Borrower hereby requests a borrowing of Revolving Loans:

1.             Comprised of [Eurodollar][ABR] Loans.

2.             In the amount of $                      .

3.             On [specify Borrowing Date].

4.             For Eurodollar Loans:        with an Interest Period of            [months][weeks].]

[B.                                The Borrower hereby requests a borrowing of the Swingline Loans:

1.             In the amount of $                      .

2.             On [specify Borrowing Date].]

H-1

The Borrower hereby represents and warrants that the conditions specified in Sections 5.2(a) and (b) of the Credit Agreement shall be satisfied on and as of the Borrowing Date.

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

H-2

EXHIBIT I TO
CREDIT AGREEMENT

FORM OF CONVERSION/CONTINUATION NOTICE

Date:                , 20

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Please refer to the Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

[FOR CONVERSIONS]

The Borrower hereby requests a conversion of Revolving Loans comprised of [Eurodollar][ABR] Loans:

1.             On [specify conversion date].

2.             Such Revolving Loans are to be converted into [ABR][Eurodollar] Loans.

3.             The aggregate amount of Revolving Loans to be converted is $                .

[4.           [The Interest Period for such Eurodollar Loans shall be            [months][weeks].](12)

[FOR CONTINUATIONS]

The Borrower hereby requests a continuation of Revolving Loans comprised of Eurodollar Loans:

1.             On [specify continuation date].

2.                                      The Interest Period for such continued Eurodollar Loans shall be            [months][weeks].

The Borrower hereby certifies that no Event of Default exists.(13)

(12)  For conversion into Eurodollar Loans only.

(13)  This certification is applicable to conversions to Eurodollar Loans and continuations of Eurodollar Loans.

I-1

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

I-2

EXHIBIT J TO
CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT

[Date]

Bank of America, N.A., as Administrative Agent
under the Credit Agreement referred to below
Attention:

Ladies/Gentlemen:

Please refer to the Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

In connection with the increase in the Aggregate Commitments from $                     to $                     pursuant to Section 2.3 of the Credit Agreement, the undersigned confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment of $                     effective on                          , 20     (the “Increase Effective Date”).

The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Joinder Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Joinder Agreement or the performance of its obligations as a Lender under the Credit Agreement.

The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or the Borrower may reasonably request in connection with the transactions contemplated by this Joinder Agreement.

The following administrative details apply to the undersigned:

(A)          Notice Address:

Legal name:
Address:

Attention:
Telephone: ( )
Facsimile: ( )

(B)	Payment Instructions:

Account No.:
At:

Reference:
Attention:

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned (a) will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement and (b) will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

This Joinder Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Joinder Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.  THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF NEW LENDER]

By:
Name:
Title:

Acknowledged and consented to as of
, 20

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Acknowledged and consented to as of
, 20

AFFILIATED MANAGERS GROUP, INC., as Borrower

By:
Name:
Title:

EXHIBIT K-1 TO
CREDIT AGREEMENT

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Remainder of the page intentionally blank]

This U.S. Tax Compliance Certificate is executed as of the date set forth below.

[NAME OF LENDER]

By:
Name:
Title:

DATE: , 201

EXHIBIT K-2 TO
CREDIT AGREEMENT

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Remainder of the page intentionally blank]

This U.S. Tax Compliance Certificate is executed as of the date set forth below.

[NAME OF PARTICIPANT]

By:
Name:
Title:

DATE: , 201

EXHIBIT K-3 TO
CREDIT AGREEMENT

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Remainder of the page intentionally blank]

This U.S. Tax Compliance Certificate is executed as of the date set forth below.

[NAME OF PARTICIPANT]

By:
Name:
Title:

DATE: , 201

EXHIBIT K-4 TO
CREDIT AGREEMENT

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of April 30, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Remainder of the page intentionally blank]

This U.S. Tax Compliance Certificate is executed as of the date set forth below.

[NAME OF LENDER]

By:
Name:
Title:

DATE: , 201